AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER, dated as of September 22, 1995 (this "Agreement"), by and among Baltimore Gas and Electric Company, a corporation formed under the laws of the State of Maryland ("BGE"), Potomac Electric Power Company, a corporation formed under the laws of the District of Columbia and the Commonwealth of Virginia ("PEPCO"), and RH Acquisition Corp., a corporation formed under the laws of the State of Maryland, 50% of whose outstanding capital stock is owned by BGE and 50% of whose outstanding capital stock is owned by PEPCO (the "Company").

                  WHEREAS, BGE and PEPCO have determined to engage in a strategic business combination and, accordingly, have formed the Company to participate in such business combination;

                  WHEREAS, in furtherance thereof, the respective Boards of Directors of BGE, PEPCO and the Company have approved the merger of BGE and PEPCO with and into the Company, all pursuant to the terms and conditions set forth in this Agreement and, in connection therewith, have approved the execution and delivery of the PEPCO Stock Option Agreement dated as of the date hereof between PEPCO and BGE (the "PEPCO Option") and the BGE Stock Option Agreement dated as of the date hereof between BGE and PEPCO (the "BGE Option");

                  WHEREAS, for federal income tax purposes, it is intended that such merger will be a reorganization described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, and that BGE, PEPCO, the Company and the shareholders of each of BGE and PEPCO who exchange their shares solely for stock of the Company will recognize no gain or loss for federal income tax purposes as a result of the consummation of the merger; and

                  WHEREAS, for accounting purposes, it is intended that the merger will be accounted for as a pooling of interests in accordance with generally accepted accounting principals ("GAAP") and applicable regulations of the Securities and Exchange Commission (the "SEC").

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:


                                   ARTICLE I.

                                   THE MERGER

                  Section 1.1 The Merger. Upon the terms and subject to the conditions of this



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Agreement, at the Effective Time, each of BGE and PEPCO shall be merged with and into the Company (the "Merger") in accordance with the laws of the State of Maryland, the Commonwealth of Virginia and the District of Columbia. The Company shall be the surviving corporation in the Merger and shall continue its existence under the laws of the State of Maryland and the Commonwealth of Virginia.

                  Section 1.2 Effective Time of the Merger. On the Closing Date (as defined in Section 3.1), articles of merger shall be executed and filed by the Company with the Secretary of State of the State of Maryland pursuant to the Maryland General Corporation Act ("MGCA"), the Secretary of State of the Commonwealth of Virginia pursuant to the Virginia Stock Corporation Act ("VSCA") and the Mayor of the District of Columbia pursuant to the District of Columbia Business Corporation Act ("DCBCA"). The Merger shall become effective at such time as such articles of merger have all been so filed, such time being herein called the "Effective Time".

                  Section 1.3 Articles of Incorporation. The Articles of Incorporation shall be amended prior to closing to provide for those matters set forth on Exhibit 1.3, and such other matters generally covered in such Articles of Incorporation and, as so amended, shall be the Articles of Incorporation of the Company after the Effective Time until duly amended.

                  Section 1.4 Bylaws. The Bylaws shall be amended prior to closing to provide, for a period of two years after Closing, for those matters set forth on Exhibit 1.4, and such other matters as are generally covered in such By-laws and, as so amended, shall be the Bylaws of the Company after the Effective Time until duly amended.

                  Section 1.5 Effects of Merger. The Merger shall have the effects set forth in Section 3-113 of the MGCA, Section 13.1-721 of the VSCA and
Section 29-370 of the DCBCA.


                                  ARTICLE II.

                              CONVERSION OF SHARES

                  Section 2.1 Effect of Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of BGE, PEPCO or the Company:

                  (a) Cancelation of Company Capital Stock. Each share of the capital stock of the Company issued and outstanding immediately prior to the Effective Time shall be canceled and cease to exist, and no consideration shall be delivered in exchange therefor.

                  (b) Cancelation of Certain Common Stock. Each share of Common Stock, no par value, of BGE (the "BGE Common Stock") that is owned by BGE or any of its subsidiaries (as defined in Section 4.1) or by PEPCO or any of its subsidiaries shall be canceled

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and cease to exist.  Each share of Common Stock,  $1.00 par value, of PEPCO (the
"PEPCO Common Stock") that is owned by PEPCO or any of its subsidiaries or by BGE or any of its subsidiaries shall be canceled and cease to exist.

                  (c) Conversion of Certain Common Stock. Each issued and outstanding share of BGE Common Stock (other than shares canceled pursuant to
Section 2.1(b)) shall be converted into the right to receive one (the "BGE Ratio") duly authorized, validly issued, fully paid and nonassessable share of Common Stock, no par value, of the Company (the "Company Common Stock"), and each issued and outstanding share of PEPCO Common Stock (other than shares canceled pursuant to Section 2.1(b) and PEPCO Dissenting Common Shares (as
defined in Section 2.2(b))) shall be converted into the right to receive .997 (the "PEPCO Ratio") duly authorized, validly issued, fully paid and nonassessable shares of Company Common Stock. Upon such conversions, all such shares of BGE Common Stock and PEPCO Common Stock shall be canceled and cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the number of whole shares of Company Common Stock to be issued in consideration therefor and any cash in lieu of fractional shares of Company Common Stock upon the surrender of such certificate in accordance with Section 2.3.

                  (d) Cancelation of Certain Preferred Stock and Preference Stock. Each share of BGE Preferred Stock, $100.00 par value ("BGE Preferred Stock"), each share of BGE Preference Stock, $100.00 par value ("BGE Preference Stock"), and each share of PEPCO Preferred Stock, $50.00 par value ("PEPCO Preferred Stock"), that is owned by BGE or any of its subsidiaries or by PEPCO or any of its subsidiaries shall be canceled and cease to exist.

                  (e) Conversion of BGE Preferred Stock. Each issued and outstanding share of each series of BGE Preferred Stock (other than shares canceled pursuant to Section 2.1(d) and BGE Dissenting Preferred Shares (as defined in Section 2.2(a))) shall be converted into and become one duly authorized, validly issued, fully paid and nonassessable share of preferred stock, $100 par value, of the Company ("Company Class A Preferred Stock"), of the respective series specified below, with equal stated value and dividends and like redemption provisions and other terms and conditions:

                  BGE                                         Company Class A
                  Preferred Stock                             Preferred Stock
                  ---------------                             ---------------
                  Series B 4 1/2%                             Series B 4 1/2%
                  Series C 4%                                 Series C 4%
                  Series D 5.40%                              Series D 5.40%

Upon such conversion, all such shares of BGE Preferred Stock shall be canceled and cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Company Class A Preferred Stock to be issued in consideration therefor upon surrender of such certificate in accordance with

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Section 2.3.

                  (f) Conversion of BGE Preference Stock. (i) Each issued and outstanding share of each series of BGE Preference Stock, other than shares canceled pursuant to Section 2.1(d) and BGE Dissenting Preference Shares (as defined in Section 2.2(a)) shall be converted into the right to receive one duly authorized, validly issued, fully paid and nonassessable share of preference stock, $100 par value, of the Company ("Company Preference Stock"), of the respective series specified below, with equal stated value and dividends and like redemption provisions and other terms and conditions:

              BGE                                     Company
             Preference Stock                        Preference Stock
             -----------------                       ------------------
             7.50% 1986 Series                       7.50% 1986 Series
             6.75% 1987 Series                       6.75% 1987 Series
             6.95% 1987 Series                       6.95% 1987 Series
             7.80% 1989 Series                       7.80% 1989 Series
             8.25% 1989 Series                       8.25% 1989 Series
             8.625% 1990 Series                      8.625% 1990 Series
             7.85% 1991 Series                       7.85% 1991 Series
             7.78% 1973 Series                       7.78% 1973 Series
             7.125% 1993 Series                      7.125% 1993 Series
             6.97% 1993 Series                       6.97% 1993 Series
             6.70% 1993 Series                       6.70% 1993 Series
             6.99% 1995 Series                       6.99% 1995 Series

                       (ii) Each share of a series of BGE Preference Stock (other than shares canceled pursuant to Section 2.1(d) and BGE Dissenting Preference Shares (as defined in Section 2.2(a))) that is issued in the period after the date of this Agreement and before the Closing Date shall be converted into the right to receive and become one duly authorized, validly issued, fully paid and nonassessable share of an analogous series of Company Preference Stock with equal stated value and dividends and like redemption provisions and other terms and conditions.

                      (iii) Upon such conversion, all such shares of BGE Preference Stock shall be canceled and cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Company Preference Stock to be issued in consideration therefor upon surrender of such certificate in accordance with Section 2.3.

                  (g) Conversion of PEPCO Preferred Stock. (i) Each issued and outstanding share of each series of PEPCO Preferred Stock, (other than shares canceled pursuant to Section 2.1(d) and PEPCO Dissenting Preferred Shares (as defined in Section 2.2(b))), shall be converted into and become one duly authorized, validly issued, fully paid and nonassessable share of preferred stock, $50 par value, of the Company ("Company Class B Preferred Stock") (Company Class A Preferred Stock and Company Class B Preferred Stock being hereinafter referred to collectively as "Company Preferred Stock"), of the respective series specified below with equal stated value and dividends and like redemption provisions and other terms and conditions:

         PEPCO                                     Company Class B
         Preferred Stock                           Preferred Stock
         ------------------------                  ------------------------
         $2.44 Series of 1957                      $2.44 Series of 1957
         $2.46 Series of 1958                      $2.46 Series of 1958
         $2.28 Series of 1965                      $2.28 Series of 1965
         $2.44 Convertible Series                  $2.44 Convertible Series
           of 1966                                   of 1966
         $3.82 Series of 1969                      $3.82 Series of 1969
         $3.37 Series of 1987                      $3.37 Series of 1987
         Auction Series A                          Auction Series A
         $3.89 Series of 1991                      $3.89 Series of 1991
         $3.40 Series of 1992                      $3.40 Series of 1992

                       (ii) Each share of a series of PEPCO Preferred Stock (other than shares canceled pursuant to Section 2.1(d) and PEPCO Dissenting Preferred Shares (as defined in Section 2.2(b))), that is issued in the period after the date of this Agreement and before the Closing Date shall be converted into and become the right to receive one duly authorized, validly issued, fully paid and nonassessable share of an analogous series of Company Preferred Stock with equal stated value and dividends and like redemption provisions and other terms and conditions as the canceled share of PEPCO Preferred Stock.

                      (iii) Upon such conversion, all shares of PEPCO Preferred Stock shall be canceled and cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Company Class B Preferred Stock to be issued in consideration therefor upon surrender of such certificate in accordance with Section 2.3.

                  Section 2.2  Dissenting Shares.

                  (a) BGE Dissenting Shares. All of the rights otherwise accruing from shares of BGE Preferred Stock or shares of BGE Preference Stock held by any holder entitled to and seeking relief as a dissenting shareholder with respect to such shares (the "BGE Dissenting Preferred Shares" and the "BGE Dissenting Preference Shares", respectively) including voting, dividend and distribution rights, shall continue until the Merger shall have been consummated, at which time all such rights shall be canceled and the BGE Dissenting Preferred Shares and BGE Dissenting Preference Shares shall entitle the holder only to the right to receive such consideration as may be due pursuant to the MGCA. If such right to consideration is terminated other than by the purchase of such shares by the Company, then such shares shall cease to be BGE Dissenting Preferred Shares or BGE Dissenting Preference Shares, as the case may be, and shall be converted into and represent the right to receive Company Class A Preferred Stock as provided in Section 2.1(e), or Company Preference Stock as provided in Section 2.1(f), as the case may be.

                  (b) PEPCO Dissenting Shares. (i) Shares of PEPCO Common Stock held by any holder entitled to and seeking relief as a dissenting shareholder under either Section 13.1-730 of the VSCA or Section 29-373 of the DCBCA (the "PEPCO Dissenting Common Shares") shall not be converted into the right to receive Company Common Stock but shall be converted into such consideration as may be due with respect to such shares pursuant to the applicable provisions of the VSCA and the DCBCA, unless and until the right of such holder to receive payment of fair value for such PEPCO Dissenting Common Shares terminates in accordance with Section 13.1-730 of the VSCA and Section 29-373 of the DCBCA. If such right is terminated other than by the purchase of such shares by the Company, then such shares shall cease to be PEPCO Dissenting Common Shares and shall be converted into and represent the right to receive Company Common Stock as provided in Section 2.1(c).

                       (ii) All of the rights otherwise accruing from shares of PEPCO Preferred Stock held by any holder entitled to and seeking relief as a dissenting shareholder with respect to such shares (the "PEPCO Dissenting Preferred Shares"), including voting, dividend and distribution rights, shall continue until the Merger shall have been consummated, at which time all such rights shall be canceled and the PEPCO Dissenting Preferred Shares shall entitle the holder only to the right to receive such consideration as may be due pursuant to the VSCA and the DCBCA. If such right to consideration is terminated other than by the purchase of such shares by the Company, then such shares shall cease to be PEPCO Dissenting Preferred Shares and shall be converted into and represent the right to receive Company Class B Preferred Stock as provided in Section 2.1(g).

                  Section 2.3  Exchange of Certificates.

                  (a) Deposit with Exchange Agent. As soon as practicable after the Effective Time, the Company shall deposit with a bank or trust company mutually agreeable to BGE and PEPCO (the "Exchange Agent") certificates representing shares of Company Common Stock, Company Preferred Stock and Company Preference Stock required to effect the exchanges referred to in Section 2.1, and shares that would be issued to the holders of PEPCO Common Stock but for the provisions of Section 2.3(d).

                  (b) Exchange Procedures. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that, immediately prior to the Effective Time, represented outstanding shares of BGE Common Stock, BGE Preferred Stock, BGE Preference Stock, PEPCO Common Stock or PEPCO Preferred

Stock (collectively, the "Certificates") that were converted (collectively, the "Converted Shares") into the right to receive shares of Company Common Stock, Company Preferred Stock or Company Preference Stock (collectively, the "Company Shares") pursuant to Section 2.1, (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to any Certificate shall pass, only upon actual delivery of such Certificate to the Exchange Agent) and (ii) instructions for use in effecting the surrender of Certificates in exchange for certificates representing Company Shares. Upon surrender of a Certificate to the Exchange Agent (or to such other agent or agents as may be appointed by agreement of BGE and PEPCO), together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole Company Shares that such holder has the right to receive pursuant to the provisions of this
Article II. In the event of a transfer of ownership of Converted Shares that is not registered in the transfer records of BGE or PEPCO, as the case may be, a certificate representing the proper number of Company Shares may be issued to the transferee if the Certificate representing such Converted Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any
Certificate shall have been lost, stolen, mislaid or destroyed, then upon receipt of (x) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (y) such bond, security or indemnity as the Company or the Exchange Agent may reasonably require, and (z) any other documentation necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder a certificate representing the number of Company Shares into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a certificate representing Company Shares and cash in lieu of any fractional shares of Company Common Stock as contemplated by this
Section 2.3.

                  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Company Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Company Shares represented thereby, and no cash payment in lieu of fractional shares shall be made to any such holder pursuant to Section 2.3(d), until the holder of record of such Certificate shall surrender such Certificate as contemplated by
Section 2.3(b). Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate there shall be paid to the holder of the certificates representing whole Company Shares issued in exchange therefor, without interest, (i) at the time of such surrender or as soon thereafter as may be practicable, the amount of any cash payable in lieu of a fractional Company Share to which such holder is entitled pursuant to Section 2.3(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Company Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Company Shares.

                  (d) No Fractional Securities. (i) No certificates or scrip representing fractional Company Shares shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Company Shares.

                       (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (x) the number of full shares of Company Common Stock delivered to the Exchange Agent by the Company pursuant to Section 2.3(a) over (y) the aggregate number of whole shares of Company Common Stock to be issued pursuant to
         Section 2.1, such excess being herein called the "Excess Shares." As soon after the Effective Time as practicable, the Exchange Agent, as agent for the holders of PEPCO Common Stock, shall sell the Excess Shares at then prevailing prices on the New York Stock Exchange, Inc. ("NYSE"), all in the manner provided in paragraph (iii) of this Section 2.3(d).

                      (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of PEPCO Common Stock, the Exchange Agent shall hold such proceeds in trust for the holders of PEPCO Common Stock (the "Common Shares Trust"). The Company shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation, of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of PEPCO Common Stock is entitled.

                       (iv) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of PEPCO Common Stock in lieu of any fractional share interests, the Exchange Agent shall distribute such amounts to such holders of PEPCO Common Stock in accordance with this Section 2.3.

                  (e) Closing of Transfer Books. From and after the Effective Time, the stock transfer books of BGE and PEPCO shall be closed and no transfer of any capital stock of BGE or PEPCO shall thereafter be made. If after the Effective Time Certificates are presented to the Company for registration of transfer, they shall be canceled and exchanged for certificates representing the number of whole Company Shares and the cash amount, if any, determined in accordance with this Article II.

                  (f) Termination of Duties of Exchange Agent. Any certificates representing Company Shares deposited with the Exchange Agent pursuant to
Section 2.3(a) and not exchanged within one year after the Effective Time pursuant to this Section 2.3 shall be returned by the Exchange Agent to the Company, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of unsurrendered Certificates and unclaimed at the end of one year from the Effective Time shall be returned to the Company, whereupon any holder of unsurrendered Certificates shall look as a general unsecured creditor only to the Company for payment of any funds to which such holder may be entitled, subject to applicable law. The Company shall not be liable to any person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.


                                  ARTICLE III.

                                  THE CLOSING

                  Section 3.1 Closing. The closing of the Merger (the "Closing") shall take place at the offices of Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York, 10004-1490 at 10:00 A.M., local time, on the second business day immediately following the date on which the last of the conditions set forth in Article VIII is fulfilled or waived (or, if such second business day immediately falls on a record date for the payment of dividends on the PEPCO or BGE Common Stock, on the first business day thereafter that is not such a record date), or at such other time and date and place as PEPCO and BGE shall mutually agree (the "Closing Date").


                                  ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF PEPCO

                  PEPCO represents and warrants to BGE as follows:

                  Section 4.1  Organization and Qualification.

                  (a) Except as set forth in Section 4.1 or 4.2 of the PEPCO Disclosure Schedule (as defined in Section 7.6(a)(i)), (i) PEPCO is a corporation duly organized, validly existing and in good standing under the laws of its jurisdictions of incorporation and (ii) each of PEPCO's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and each of PEPCO and its subsidiaries has all requisite corporate power and authority, and is duly authorized by all necessary regulatory approvals and orders, to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than, in the case of clause
(ii), such failures which, when taken together with all other such failures, will not have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), prospects or results of operations of PEPCO and its subsidiaries taken as a whole or on the consummation of the transactions contemplated by this Agreement (any such material adverse effect being hereinafter referred to as a "PEPCO Material Adverse Effect").

                  (b) As used in this Agreement the term "subsidiary" with respect to any person shall mean any corporation or other entity (including partnerships and other business associations) in which such person directly or indirectly owns at least a majority of the outstanding voting securities or other equity interests having the power, under ordinary circumstances, to elect a majority of the directors, or otherwise to direct the management and policies, of such corporation or other entity.

                  Section 4.2  Subsidiaries.

                  (a) Section 4.2 of the PEPCO Disclosure Schedule sets forth a description as of the date hereof of all subsidiaries and joint ventures of PEPCO, including the name of each such entity, the state or jurisdiction of its incorporation, a brief description of the principal line or lines of business conducted by each such entity and PEPCO's interest therein.

                  (b) Except as set forth in Section 4.2 of the PEPCO Disclosure Schedule, none of the entities listed in such Section 4.2 is a "public utility company", a "holding company", a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), respectively.

                  (c) Except as set forth in Section 4.2 of the PEPCO Disclosure
Schedule, all of the issued and outstanding shares of capital stock of each subsidiary of PEPCO are validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by PEPCO free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

                  (d) As used in this Agreement, the term "joint venture" with respect to any person shall mean any corporation or other entity (including partnerships and other business associations and joint ventures) in which such person or one or more of its subsidiaries owns an equity interest that is less than a majority of any class of the outstanding voting securities or equity, other than equity interests held for passive investment purposes that are less than 5% of any class of the outstanding voting securities or equity.

                  Section 4.3  Capitalization.

                           (a) As of the date hereof, the authorized capital stock of PEPCO consists of 200,000,000 shares of PEPCO Common Stock, 11,242,227 shares of PEPCO Preferred Stock and 8,800,000 shares of PEPCO Preference Stock.

                           (b) As of the close of business  on August 31,  1995,
         (i) 118,491,960 shares of PEPCO Common Stock, (ii) 5,376,652 shares of PEPCO Preferred Stock, and (iii) no shares of PEPCO Preference Stock were issued and outstanding.

                           (c) All of the issued and outstanding shares of the capital stock of PEPCO are validly issued, fully paid, nonassessable and free of preemptive rights.

                           (d) Except  for the PEPCO  Option and as set forth in
         Section 4.3(a) of the PEPCO Disclosure Schedule, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating PEPCO or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of PEPCO or obligating PEPCO or any of its subsidiaries to grant, extend or enter into any such agreement or commitment.

                  Section 4.4 Authority; Non-Contravention; Statutory Approvals; Compliance.

                  (a)      Authority.

                        (i) PEPCO has all requisite power and authority to enter into this Agreement and the PEPCO Option and, subject in the case of this Agreement to the PEPCO Shareholders' Approvals (as defined in Section 4.13) and the PEPCO Required Statutory Approvals (as defined in
         Section 4.4(c)), to consummate the transactions contemplated hereby and thereby.

                       (ii) The execution and delivery of this Agreement and the PEPCO Option and, subject in the case of this Agreement to obtaining the PEPCO Shareholders' Approvals, the consummation by PEPCO of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of PEPCO.

                      (iii) This Agreement and the PEPCO Option have been duly and validly executed and delivered by PEPCO and, assuming the due authorization, execution and delivery hereof and thereof by BGE and, in the case of this Agreement, the Company, constitute the valid and binding obligations of PEPCO, enforceable against PEPCO in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceedings may be brought.

                  (b) Non-Contravention. Except as set forth in Section 4.4(b) of the PEPCO Disclosure Schedule, the execution and delivery of this Agreement and the PEPCO Option by PEPCO do not, and the consummation of the transactions contemplated hereby and thereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancelation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets (any such violation, conflict, breach, default, right of termination, cancelation or acceleration, loss or creation, a "Violation") of, PEPCO or any of its subsidiaries or, to the knowledge of PEPCO, any of its joint ventures, under any provisions of

                        (i) the articles of incorporation, bylaws or similar governing documents of PEPCO or any of its subsidiaries or joint ventures,

                       (ii) subject in the case of this Agreement to obtaining the PEPCO Required Statutory Approvals and the receipt of the PEPCO Shareholders' Approvals, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court, governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority, domestic or foreign (each, a "Governmental Authority") applicable to PEPCO or any of its subsidiaries or joint ventures or any of their respective properties or assets or

                      (iii) subject in the case of this Agreement to obtaining the third-party consents or other approvals set forth in Section 4.4(b) of the PEPCO Disclosure Schedule (the "PEPCO Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which PEPCO or any of its subsidiaries or joint ventures is now a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations as would not, in the aggregate, reasonably likely have a PEPCO Material Adverse Effect.

                  (c) Statutory Approvals. Except as set forth in Section 4.4(c) of the PEPCO Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent or approval of any Governmental Authority is necessary for the execution and delivery of this Agreement or the PEPCO Option by PEPCO or the consummation by PEPCO of the transactions contemplated hereby or thereby, the failure to obtain, make or give which would reasonably likely have a PEPCO Material Adverse Effect (the "PEPCO Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such PEPCO

Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

                  (d)      Compliance.

                        (i) Except as set forth in Section 4.4(d) or 4.11 of the PEPCO Disclosure Schedule, or as disclosed in the PEPCO SEC Reports (as defined in Section 4.5), neither PEPCO nor any of its subsidiaries nor, to the knowledge of PEPCO, any of its joint ventures is in violation of or under investigation with respect to, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations that do not have, and, would not reasonably likely have, a PEPCO Material Adverse Effect.

                       (ii) Except as set forth in Section 4.4(d) or 4.11 of the PEPCO Disclosure Schedule, PEPCO, its subsidiaries and, to the knowledge of PEPCO, its joint ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their respective businesses as currently conducted, except those the failure to obtain which would not reasonably likely have a PEPCO Material Adverse Effect.

                  Section 4.5  Reports and Financial Statements.

                  (a) Since January 1, 1991, the filings required to be made by PEPCO and its subsidiaries under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), applicable District of Columbia, Virginia, Maryland and Pennsylvania laws and regulations, the Federal Power Act (the "Power Act") or the 1935 Act have been filed with the SEC, the District of Columbia Public Service Commission (the "D.C. Commission"), the Maryland Public Service Commission (the "Maryland Commission") the Virginia State Corporation Commission (the "Virginia Commission"), the Pennsylvania Public Utility Commission (the "Pennsylvania Commission"), or the Federal Energy Regulatory Commission (the "FERC"), as required by each such law or regulation, including all forms, statements, reports, agreements and all documents, exhibits, amendments and supplements appertaining thereto, and complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder.

                  (b) PEPCO has made available to BGE a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by PEPCO with the SEC since January 1, 1992 (as such documents have since the time of their filing been amended, the "PEPCO SEC Reports").

                  (c) The PEPCO SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed, and any forms, reports or other documents filed by PEPCO with the SEC after the date hereof, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (d) The audited consolidated financial statements and unaudited interim financial statements of PEPCO included in the PEPCO SEC Reports (collectively, the "PEPCO Financial Statements") have been prepared, and will be prepared, in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q) and fairly present in all material respects the financial position of PEPCO as of the respective dates thereof or the results of operations and cash flows for the respective periods then ended, as the case may be, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments.

                  (e) True, accurate and complete copies of the Articles of Incorporation and Bylaws of PEPCO, as in effect on the date hereof, have been delivered to BGE.

                  Section 4.6 Absence of Certain Changes or Events; Absence of Undisclosed Liabilities.

                  (a)  Except as set forth in the PEPCO SEC  Reports  or Section
4.6 of the PEPCO Disclosure Schedule, from December 31, 1994 through the date hereof each of PEPCO and each of its subsidiaries has conducted its business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists that would reasonably likely have, a PEPCO Material Adverse Effect.

                  (b) Neither PEPCO nor any of its subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated corporate balance sheet, except liabilities, obligations or contingencies that are accrued or reserved against in the consolidated financial statements of PEPCO or reflected in the notes thereto for the year ended December 31, 1994 or that were incurred after December 31, 1994 in the ordinary course of business and would not reasonably likely have a PEPCO Material Adverse Effect.

                  Section 4.7 Litigation. Except as set forth in the PEPCO SEC Reports or as set forth in Section 4.7 or 4.11 of the PEPCO Disclosure Schedule, there are no

                        (i) claims, suits, actions or proceedings, pending or, to the knowledge of PEPCO, threatened, nor are there, to the knowledge of PEPCO, any investigations or reviews pending or threatened against, relating to or affecting PEPCO or any of its subsidiaries or joint ventures, or

                        (ii) judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to PEPCO or any of its subsidiaries or joint ventures, including any allegations of non-compliance with that certain consent decree in effect pursuant to In re Potomac Electric Power
         Company  Employment  Litigation,  Civ.  # 86-0603  (D.D.C.  Mar.  1993)
         (R.C.L.)

that would reasonably likely have a PEPCO Material Adverse Effect.

                  Section 4.8  Registration Statement and Proxy Statement.

                  (a) None of the information supplied or to be supplied by or on behalf of PEPCO for inclusion or incorporation by reference in

                        (i) the registration statement on Form S-4 to be filed with the SEC by the Company in connection with the issuance of shares of Company Common Stock, Company Preferred Stock and Company Preference Stock in the Merger (the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and

                       (ii) the joint proxy statement in definitive form relating to the meetings of the shareholders of BGE and PEPCO to be held in connection with the Merger and the prospectus relating to the Company Common Stock, Company Preferred Stock and Company Preference Stock to be issued in the Merger (the "Joint Proxy Statement") will, at the date mailed to such shareholders and, as the same may be amended or supplemented, at the times of such meetings, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (b) Each of the Registration Statement and the Joint Proxy Statement, as of such respective dates, will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.


                  Section 4.9  Tax Matters.

                  (a) Except as set forth on Schedule 4.9(a) of the PEPCO Disclosure Schedule, PEPCO and each of its subsidiaries has

                        (i) filed all material Tax Returns required to be filed by it within the time and in the manner prescribed by law,

                       (ii) paid all Taxes that are shown on such Tax Returns as due and payable within the time and in the manner prescribed by law, and

                      (iii)   paid all Taxes otherwise required to be paid.

                  (b) Except as set forth on Schedule 4.9(b) of the PEPCO Disclosure Schedule, as of the date hereof,

                        (i)  there  are  no  claims,   assessments,   audits  or
         administrative or court proceedings pending against PEPCO or any of its subsidiaries for any alleged deficiency in Tax, and

                       (ii) none of PEPCO or any of its subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

                  (c) PEPCO has established adequate accruals for Taxes and for any liability for deferred Taxes in the PEPCO Financial Statements in accordance with GAAP.

                  (d) "Taxes", as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes, charges, fees, levies or other assessments, and any expenses incurred in connection with the determination, settlement or litigation of any liability for any of the foregoing.

                  (e) "Tax Return", as used in this Agreement, means any report, return or other information required to be supplied to a governmental entity with respect to Taxes, including, where permitted or required, combined or consolidated returns for any group of entities that includes PEPCO or any of its subsidiaries on the one hand, or BGE or any of its subsidiaries on the other hand.

Section 4.10      Employee Matters; ERISA.

                  (a) Benefit Plans. (i) Section 4.10(a) of the PEPCO Disclosure Schedule contains a true and complete list, as of the date hereof, of:

                           (A) each benefit plan, program, policy or arrangement
                  providing for pension, profit sharing, supplemental death and dismemberment, life and health insurance and benefits (including medical, dental and hospitalization), savings, bonus, deferred compensation, incentive compensation (including stock options, restricted stock, stock appreciation rights, performance units, dividend equivalents and each other plan, program, policy, or arrangement under which shares of PEPCO Common Stock are required to be transferred or could be transferred), holiday, vacation, severance pay, sick pay, sick leave, short and long-term disability, tuition assistance and relocation benefits plan which has been adopted, approved or implemented by PEPCO or any of its subsidiaries in writing covering a group or classification of current or former employees or directors of PEPCO (or any of its subsidiaries) or any group or classification of their dependents or beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (whether or not terminated, if PEPCO or any of its subsidiaries could have statutory or contractual liability with respect thereto on or after the date hereof) but not including any individual contract, award or agreement;

                           (B) each employment or severance contract  (including
                  any payment, right or benefit resulting from any transaction contemplated by this Agreement) and all stock options, restricted stock, performance units, stock appreciation rights or dividend equivalents, bonus or other contract for personal services and each other contract under which shares of PEPCO Common Stock are required to be transferred or could be transferred and the amount of such shares (in the aggregate) with or covering current or former officers or directors; and

                              (1) there  are no other  employment  or  severance
                           contracts covering current or former employees of PEPCO below the level of officer which have not been disclosed and made available to BGE with respect to which PEPCO or any of its subsidiaries are reasonably likely to have a PEPCO Material Adverse Effect; and

                             (2) with respect to any officer of PEPCO there have
                           been no awards of stock options, restricted stock, performance units, stock appreciation rights or dividend equivalents in respect of shares of PEPCO Common Stock subsequent to the most recent PEPCO proxy statement made outside of the ordinary course or inconsistent with past practice, and with respect to all employees of PEPCO below the level of officer there have been no awards of stock options, restricted stock, performance units, stock appreciation rights or dividend equivalents, with respect to shares of PEPCO Common Stock, which, in the aggregate, have been made outside of the ordinary course or inconsistent with past practice; and

                           (C) each "employee  pension benefit plan" (within the
                  meaning of ERISA ss. 3(2)) subject to Title IV of ERISA or the minimum funding requirements of ERISA ss. 302 (whether or not included in (A) above) maintained or contributed to by PEPCO or any entity required to be aggregated therewith pursuant to Code ss. 414(b) or (c) (a "PEPCO ERISA Affiliate") at any time during the six calendar year period immediately preceding the date hereof

                  (collectively, the "PEPCO Pension Benefit Plans");

                       (ii) For purposes of this Agreement, "PEPCO Benefit Plan" shall mean each benefit plan, program, policy, contract and arrangement described in subsections (i)(A) and (B) above (whether or not terminated) if PEPCO or any of its subsidiaries could have statutory or contractual liability with respect thereto on or after the date hereof.

                      (iii) With respect to each PEPCO Benefit Plan and PEPCO Pension Benefit Plan, the source or sources of benefit payments under the plan (including, where applicable, the identity of any trust (whether or not a grantor trust), insurance contract, custodial account, agency agreement, or other arrangement that holds the assets of, or serves as a funding vehicle or source of benefits for such PEPCO Benefit Plan or PEPCO Pension Benefit Plan).

                  (b) Contributions. Except as set forth in Section 4.10(b) of the PEPCO Disclosure Schedule, all material contributions and other material payments required to have been made by PEPCO or any of its subsidiaries or any PEPCO ERISA Affiliate pursuant to any PEPCO Benefit Plan or PEPCO Pension Benefit Plan (or to any person pursuant to the terms thereof) have been timely made or the amount of such payment or contribution obligation has been reflected in the PEPCO Financial Statements.

                  (c) Qualification; Compliance. Except as set forth in Section 4.10(c) of the PEPCO Disclosure Schedule:

                        (i) Each PEPCO Benefit Plan and PEPCO Pension Benefit Plan that is intended to be "qualified" within the meaning of Code ss. 401(a) has been determined by the IRS to be so qualified, or application for such a determination has been made prior to the expiration of the applicable remedial amendment period and PEPCO agrees to make such plan amendments as the IRS may require in order to issue a favorable determination letter.

                       (ii) PEPCO and each of its subsidiaries are in compliance with, and each PEPCO Benefit Plan is and has been operated in compliance with, all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code, except for violations that would not reasonably likely have a PEPCO Material Adverse Effect.

                      (iii) To the knowledge of PEPCO, no individual or entity has engaged in any transaction with respect to any PEPCO Benefit Plan as a result of which PEPCO or any of its subsidiaries could reasonably expect to be subject to liability pursuant to ERISA ss. 409 or ss. 502, or subject to an excise tax pursuant to Code ss. 4975 which would reasonably likely have a PEPCO Material Adverse Effect.

                       (iv)   To the knowledge of PEPCO,

                              (A) no PEPCO Benefit Plan is subject to any ongoing audit, investigation, or other administrative proceeding of the Internal Revenue Service, the Department of Labor, or any other federal, state, or local governmental entity, and

                              (B) no PEPCO  Benefit  Plan is the  subject of any
                  pending application for administrative relief under any voluntary compliance program of any governmental entity (including, without limitation, the Internal Revenue Service's Voluntary Compliance Resolution Program or Walk-in Closing Agreement Program, or the Department of Labor's Delinquent Filer Voluntary Compliance
                  Program).

                  (d) Liabilities. With respect to the PEPCO Pension Benefit Plans, individually and in the aggregate, no termination or partial termination of any PEPCO Pension Benefit Plan or other event has occurred, and, to the knowledge of PEPCO, there exists no condition or set of circumstances, that could subject PEPCO, any of its subsidiaries or any PEPCO ERISA Affiliate to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to or under any such plan or to the Pension Benefit Guaranty Corporation (the "PBGC")), or under any indemnity agreement to which PEPCO, any of its subsidiaries or any PEPCO ERISA Affiliate is a party, excluding liability for benefit claims and funding obligations payable in the ordinary course and liability for PBGC insurance premiums payable in the ordinary course, which liability would reasonably likely have a PEPCO Material Adverse Effect.

                  (e) Welfare Plans. Except as set forth in Section 4.10(e) of the PEPCO Disclosure Schedule, no PEPCO Benefit Plan that is a "welfare plan" (within the meaning of ERISA ss. 3(1)) provides benefits for any retired or former employees (other than as required pursuant to ERISA ss. 601).

                  (f) Documents Made Available. PEPCO has made available to BGE a true and correct copy of each collective bargaining agreement to which PEPCO is a party or under which PEPCO has obligations and, with respect to each PEPCO Benefit Plan and each PEPCO Pension Benefit Plan (as of May 31, 1995), as applicable:

                        (i) the current plan document (including all amendments adopted since the most recent restatement) and its most recently prepared summary plan description and all summaries of material modifications prepared since the most recent summary plan description,

                        (ii) annual reports (IRS Form 5500 Series) including financial statements for the last three years,

                      (iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document),

                       (iv) the most recent IRS determination letter with respect to the qualified status under Code ss. 401(a) of such plan, and

                        (v) actuarial reports or valuations for the last three years.

To the extent  that  documents  referred  to in clauses  (i) through (v) of this
Section 4.10(f) have not been made available to BGE with respect to the period following May 31, 1995, no information that is disclosed in such documents (and that has not been disclosed previously in documents that have been made available to BGE) is reasonably likely to have a PEPCO Material Adverse Effect.

                  (g) Payments Resulting from Merger. Other than as set forth in
Section 4.10(g) of the PEPCO Disclosure Schedule, the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any

                        (i) payment (whether of severance pay or otherwise) becoming due from the Company or PEPCO or any of its subsidiaries to any current or former officer or director thereof or to the trustee under any "rabbi trust" or other funding arrangement,

                       (ii) benefit under any PEPCO Benefit Plan being established or becoming accelerated, vested or payable, except for a payment or benefit that would have been payable under the same terms and conditions without regard to the transactions contemplated by this Agreement, or

                      (iii) payment (whether of severance pay or otherwise) becoming due from the Company or PEPCO or any of its subsidiaries to any current or former employee of PEPCO below the level of officer which such payments aggregated for such employees and former employees as a group would reasonably likely have a PEPCO Material Adverse Effect.

                  (h) Funded Status of Plans. Except as set forth in Section 4.10(h) of the PEPCO Disclosure Schedule, each PEPCO Pension Benefit Plan has assets that, as of the date hereof, have a fair market value equal to or exceeding the present value of the accrued benefit obligations thereunder on a termination basis, as of the date hereof based on the actuarial methods, tables and assumptions theretofore utilized by such plan's actuary in preparing such plan's most recently prepared actuarial valuation report, except to the extent that applicable law would require the use of different actuarial assumptions if such plan was to be terminated as of the date hereof. No PEPCO Pension Benefit Plan has incurred any "accumulated funding deficiency" (within the meaning of ERISA ss. 302).

                  (i)      Multiemployer Plans.

                        (i) Except as set forth in Section 4.10(i) of the PEPCO Disclosure

         Schedule, no PEPCO Benefit Plan is or was a "multiemployer plan" (within the meaning of ERISA ss. 4001(a)(3)), a multiple employer plan described in Code ss. 413(c), or a "multiple employer welfare arrangement" (within the meaning of ERISA ss. 3(40)); and none of PEPCO, any subsidiary thereof or any PEPCO ERISA Affiliate has been obligated to contribute to, or otherwise has or has had any liability with respect to, any multiemployer plan, multiple employer plan, or multiple employer welfare arrangement.

                       (ii) With respect to any PEPCO Benefit Plan that is listed in Section 4.10(i) of the PEPCO Disclosure Schedule as a multiemployer plan, none of PEPCO, any subsidiary thereof or any PEPCO ERISA Affiliate has made or incurred a "complete withdrawal" or a "partial withdrawal," as such terms are defined in ERISA ss.ss. 4203 and 4205, therefrom at any time during the six calendar year period immediately preceding the date of this Agreement and the transactions contemplated by the Agreement will not, in and of themselves, give rise to such a "complete withdrawal" or "partial withdrawal."

                  (j) Modification or Termination of Plans. Except as set forth in Section 4.10(j) of the PEPCO Disclosure Schedule or as permitted under
Section 6.9:

                        (i) neither PEPCO nor any subsidiary of PEPCO is subject to any legal, contractual, equitable or other obligation to establish as of any date any employee benefit plan of any nature, including (without limitation) any pension, profit sharing, welfare, post-retirement welfare, stock option, stock or cash award, non-qualified deferred compensation or executive compensation plan, policy or practice; and

                       (ii) the Company, PEPCO or one or more of its subsidiaries or any PEPCO ERISA Affiliate have the right to, in any manner, and without the consent of any employee, beneficiary or dependent, employees' organization or other person, terminate, modify or amend any PEPCO Benefit Plan or PEPCO Pension Benefit Plan (or its participation in any such PEPCO Benefit Plan or PEPCO Pension Benefit
         Plan) at any time sponsored, maintained or contributed to by PEPCO or any of its subsidiaries or any PEPCO ERISA Affiliate, effective as of any date before, on or after the Effective Time except to the extent that any retroactive amendment would be prohibited by ERISA ss. 204(g) or would adversely affect a vested accrued benefit or a previously granted award under any such Plan not subject to ERISA ss. 204(g).


                  (k) Reportable Events; Claims. Except as set forth in Section 4.10(k) of the PEPCO Disclosure Schedule:

                        (i) no event constituting a "reportable event" (within the meaning of ERISA ss. 4043(c)), for which the 30-day notice requirement or penalty has not been waived by the PBGC, has occurred with respect to any PEPCO Pension Benefit Plan, and

                        (ii) no liability, claim, action or litigation has been made, commenced or, to the knowledge of PEPCO, threatened, by or against PEPCO or any of its subsidiaries or any PEPCO ERISA Affiliate with respect to any PEPCO Benefit Plan or any PEPCO Pension Benefit Plan (other than for benefits or PBGC premiums payable in the ordinary course)

that would reasonably likely have a PEPCO Material Adverse Effect.

                  (l) Labor Agreements. Except as set forth in the PEPCO SEC Reports or as set forth in Section 4.10(l) of the PEPCO Disclosure Schedule:

                        (i) neither PEPCO nor any of its subsidiaries is a party to any collective bargaining agreement or other current labor agreement with any labor union or organization. There is no current union representation question involving employees of PEPCO or any of its subsidiaries, nor does PEPCO or any of its subsidiaries know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees;

                       (ii) there is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure against PEPCO or any of its subsidiaries pending, or to the knowledge of PEPCO or any of its subsidiaries, threatened, that has, or would reasonably likely have, a PEPCO Material Adverse Effect;

                      (iii) there is no complaint,  lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against PEPCO or any of its subsidiaries pending, or to the knowledge of PEPCO or any of its subsidiaries, threatened, that has, or would reasonably likely have, a PEPCO Material Adverse Effect;

                       (iv) there is no strike, dispute, slowdown, work stoppage or lockout pending, or to the knowledge of PEPCO or any of its subsidiaries, threatened, against or involving PEPCO or any of its subsidiaries that has, or would reasonably likely have, a PEPCO Material Adverse Effect;

                        (v) PEPCO and each of its subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance that does not have, and would not reasonably likely have, a PEPCO Material Adverse Effect; and

                       (vi) there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of PEPCO or any of its subsidiaries, threatened, in respect to which any current or former director, officer, employee or agent of PEPCO or any of its subsidiaries is or may be entitled to claim indemnification from PEPCO or any of its subsidiaries pursuant to their respective articles of incorporation or by-laws or as provided in the indemnification agreements listed on Section 4.10(l) of the PEPCO Disclosure Schedule that has, or would reasonably likely have, a PEPCO Material Adverse Effect.

                  Section 4.11  Environmental Protection.

                  (a)      Compliance.

                        (i) Except as set forth in Section 4.11(a) of the PEPCO Disclosure Schedule, each of PEPCO and each of its subsidiaries is in compliance with all applicable Environmental Laws (as hereinafter defined), except where the failure to be so in compliance would not reasonably likely have a PEPCO Material Adverse Effect.

                       (ii) Except as set forth in Section 4.11(a) of the PEPCO Disclosure Schedule, neither PEPCO nor any of its subsidiaries has received any written communication from any person or Governmental Authority that alleges that PEPCO or any of its subsidiaries is not in compliance with applicable Environmental Laws, except where the failure to be so in compliance would not reasonably likely have a PEPCO Material Adverse Effect.

                  (b) Environmental Permits. Except as set forth in Section 4.11(b) of the PEPCO Disclosure Schedule, PEPCO and each of its subsidiaries has obtained or applied for all environmental, health and safety permits and authorizations (collectively, "Environmental Permits") necessary for the construction of their facilities and the conduct of their operations, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and PEPCO and its subsidiaries are in compliance with all terms and conditions of all such Environmental Permits and are not required to make any expenditure in order to obtain or renew any Environmental Permits, except where the failure to obtain or be in such compliance and the requirement to make such expenditures would not reasonably likely have a PEPCO Material Adverse Effect.

                  (c) Environmental Claims. Except as set forth in Section 4.11(c) of the PEPCO Disclosure Schedule, there is no Environmental Claim (as hereinafter defined) pending, or to the knowledge of PEPCO and its subsidiaries, threatened

                        (i) against PEPCO or any of its subsidiaries or joint ventures,

                       (ii) against any person or entity whose liability for any Environmental Claim PEPCO or any of its subsidiaries or joint ventures has or may have retained or assumed either contractually or by operation of law, or

                      (iii) against any real or personal property or operations that PEPCO or any of its subsidiaries or joint ventures owns, leases or manages, in whole or in part,

that, if adversely determined, would reasonably likely have a PEPCO Material Adverse Effect.

                  (d) Releases. Except as set forth in Section 4.11(c) or 4.11(d) of the PEPCO Disclosure Schedule, PEPCO has no knowledge of any Release (as hereinafter defined) of any Hazardous Material (as hereinafter defined) that would be reasonably likely to form the basis of any Environmental Claim against PEPCO or any subsidiaries or joint ventures of PEPCO, or against any person or entity whose liability for any Environmental Claim PEPCO or any subsidiaries or joint ventures of PEPCO has or may have retained or assumed either contractually or by operation of law, except for Releases of Hazardous Materials the liability for which would not reasonably likely have a PEPCO Material Adverse Effect.

                  (e) Predecessors. Except as set forth in Section 4.11(e) of the PEPCO Disclosure Schedule, PEPCO has no knowledge, with respect to any predecessor of PEPCO or any subsidiary or joint venture of PEPCO, of any Environmental Claims pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claims that would have, or that would reasonably likely have, a PEPCO Material Adverse Effect.

                  (f) Disclosure. To PEPCO's knowledge, PEPCO has disclosed to BGE all material facts that PEPCO reasonably believes form the basis of a PEPCO Material Adverse Effect arising from

                        (i) the cost of pollution control equipment currently required or known to be required in the future,

                        (ii) current remediation costs or remediation costs known to be required in the future, or

                        (iii) any other environmental matter affecting PEPCO or its subsidiaries that would have, or that would reasonably likely have, a PEPCO Material Adverse Effect.

                           As used in this Agreement:

                           (iv)     "Environmental Claim" means

                           (A) any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation in writing by any person or entity (including any Governmental Authority) or

                        (B) any oral  information  provided to PEPCO (or to BGE,
                  for purposes
                  of Section 5.11) by a Governmental Authority that written action of the type described in clause (A) above is in process,

alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by PEPCO or any of its subsidiaries or joint ventures (for purposes of this Section 4.11), or by BGE or any of its subsidiaries or joint ventures (for purposes of Section 5.11), (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or (c) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

                        (v) "Environmental Laws" means all federal, state and local laws, rules and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                       (vi) "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", or words, of similar import, under any Environmental Law and (c) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under Environmental Law in a jurisdiction in which PEPCO or any of its subsidiaries or joint ventures operates (for purposes of this Section 4.11) or in which BGE or any of its subsidiaries or joint ventures operates (for purposes of Section 5.11).

                      (vii) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

                  Section 4.12 Regulation as a Utility.

                  (a) PEPCO is regulated as a public utility in the State of Maryland and in the District of Columbia and, to a limited extent, in the Commonwealths of Pennsylvania and

Virginia and in no other state.

                  (b) Except as set forth in Section 4.12 of the PEPCO Disclosure Schedule, no subsidiary company or affiliate of PEPCO is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or by any foreign country.

                  (c) As used in this Section 4.12 and in Section 5.12, the terms "subsidiary company" and "affiliate" shall have the respective meanings ascribed to them in the 1935 Act.


                  Section 4.13 Vote Required. The approval of the Merger by (a) more than two-thirds of all votes entitled to be cast by all holders of PEPCO Common Stock and (b) a majority of all votes entitled to be cast by all holders of PEPCO Preferred Stock, each voting separately as a class (the "PEPCO Shareholders' Approvals") are the only votes of the holders of any class or series of the capital stock of PEPCO required to approve this Agreement, the Merger and the other transactions contemplated hereby.

                  Section 4.14 Accounting Matters. PEPCO has not, through the date hereof, taken or agreed to take any action that would prevent the Company from accounting for the business combination to be effected by the Merger as a pooling-of-interests in accordance with GAAP and applicable SEC regulations.

                  Section 4.15 Applicability of Certain Virginia Law. Assuming the accuracy of the representation by BGE set forth in Section 5.18, neither the control share acquisition provisions of Section 13.1-728.1 et seq. of the VSCA, the affiliated transactions provisions of Section 13.1-725 et seq. of the VSCA or any similar provisions of the VSCA, the Articles of Incorporation or Bylaws of PEPCO are applicable to the transactions contemplated by this Agreement.

                  Section 4.16 Opinion of Financial Advisor. PEPCO has received the opinion of Barr Devlin & Co. Incorporated, dated the date hereof, to the effect that, as of the date hereof, the PEPCO Ratio is fair from a financial point of view to the holders of PEPCO Common Stock.

                  Section 4.17  Insurance.

                  (a) Except as set forth in Section 4.17 of the PEPCO Disclosure Schedule, each of PEPCO and each of its subsidiaries is, and has been continuously since January 1, 1990, insured in such amounts and against such risks and losses as are customary for companies conducting the respective businesses conducted by PEPCO and its subsidiaries during such time period.

                  (b) Except as set forth in Section 4.17 of the PEPCO Disclosure Schedule, neither PEPCO nor any of its subsidiaries has received any notice of cancelation or termination with respect to any material insurance policy thereof.

                  (c)  All  material   insurance   policies  of  PEPCO  and  its
subsidiaries are valid and enforceable policies.

                  Section 4.18 Ownership of BGE Common Stock. PEPCO does not "beneficially own" (as such term is defined in Rule 13d-3 under the Exchange
Act) any shares of BGE Common Stock.


                                   ARTICLE V.

                     REPRESENTATIONS AND WARRANTIES OF BGE

                  BGE represents and warrants to PEPCO as follows:

                  Section  5.1  Organization  and  Qualification.  Except as set
forth in  Section  5.1 or 5.2 of the BGE  Disclosure  Schedule  (as  defined  in
Section 7.6(a)(ii)), (i) BGE is a corporation duly organized, validly existing and in good standing under the laws of its jurisdictions of incorporation and
(ii)  each of  BGE's  subsidiaries  is a  corporation  duly  organized,  validly existing and in good standing under the laws of its jurisdictions of incorporation and each of BGE and its subsidiaries has requisite corporate power and authority, and is duly authorized by all necessary regulatory approvals and orders, to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than, in the case of clause (ii) such failures, which, when taken together with all other such failures, will not have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), prospects or results of operations of BGE and its subsidiaries taken as a whole or on the consummation of the transactions contemplated by this Agreement (any such material adverse effect being hereinafter referred to as a "BGE Material Adverse Effect").

                  Section 5.2  Subsidiaries.

                  (a) Section 5.2 of the BGE Disclosure Schedule sets forth a description as of the date hereof of all subsidiaries and joint ventures of BGE, including the name of each such entity, the state or jurisdiction of its incorporation, a brief description of the principal line or lines of business conducted by each such entity and BGE's interest therein.

                  (b) Except as set forth in Section 5.2 of the BGE Disclosure Schedule, none of the entities listed in Section 5.2 is a "public utility company", a "holding company", a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the 1935 Act, respectively.

                  (c) Except as set forth in Section  5.2 of the BGE  Disclosure
Schedule, all of the issued and outstanding shares of capital stock of each subsidiary of BGE are validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by BGE free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

                  Section 5.3  Capitalization.


                        (a) As of the date hereof, the authorized capital stock of BGE consists of 175,000,000 shares of BGE Common Stock, 1,000,000 shares of BGE Preferred Stock and 6,500,000 shares of BGE Preference Stock.

                        (b) As of the close of business on August 31, 1995, (i) 147,527,114 shares of BGE Common Stock, (ii) 591,849 shares of BGE Preferred Stock and (iii) 4,910,000 shares of BGE Preference Shares were issued and outstanding.

                        (c) All of the issued and outstanding shares of the capital stock of BGE are validly issued, fully paid, nonassessable and free of preemptive rights.

                        (d)  Except  for  the BGE  Option  and as set  forth  in
         Section 5.3(a) of the BGE Disclosure Schedule, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating BGE or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of BGE or obligating BGE or any of its subsidiaries to grant, extend or enter into any such agreement or commitment.

                  Section 5.4 Authority; Non-Contravention; Statutory Approvals; Compliance.

                  (a)      Authority.

                        (i) BGE has all requisite power and authority to enter into this Agreement and the BGE Option and, subject in the case of this Agreement to the BGE Shareholders' Approvals (as defined in Section 5.13(c)) and the BGE Required Statutory Approvals (as defined in
         Section 5.4(c), to consummate the transactions contemplated hereby and thereby.

                       (ii) The execution and delivery of this Agreement and the BGE Option and, subject in the case of this Agreement to obtaining the BGE Shareholders' Approvals, the consummation by BGE of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of BGE.

                      (iii) This Agreement and the BGE Option have been duly and validly executed and delivered by BGE and, assuming the due authorization, execution and delivery hereof and thereof by PEPCO and, in the case of this Agreement, the Company, constitute the valid and binding obligations of BGE, enforceable against BGE in accordance with their respective terms, except as would be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought.

                  (b) Non-Contravention. Except as set forth in Section 5.4(b) of the BGE Disclosure Schedule, the execution and delivery of this Agreement and the BGE Option by BGE do not, and the consummation of the transactions contemplated hereby and thereby will not result in any Violation by BGE or any of its subsidiaries or, to the knowledge of BGE, any of its joint ventures, under any provisions of

                        (i) the articles of incorporation, bylaws or similar governing documents of BGE or any of its subsidiaries or joint ventures,

                       (ii) subject in the case of this Agreement to obtaining the BGE Required Statutory Approvals and the receipt of the BGE Shareholders' Approvals, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to BGE or any of its subsidiaries or joint ventures or any of their respective properties or assets, or

                      (iii) subject in the case of this Agreement to obtaining the third-party consents or other approvals set forth in Section 5.4(b) of the BGE Disclosure Schedule (the "BGE Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which BGE or any of its subsidiaries or joint ventures is now a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations as would not, in the aggregate, reasonably likely have a BGE Material Adverse Effect.

                  (c) Statutory Approvals. Except as set forth in Section 5.4(c) of the BGE Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent or approval of any Governmental Authority is necessary for the execution and delivery of this Agreement or the BGE Option by BGE or the consummation by BGE of the transactions contemplated hereby or thereby, the failure to obtain, make or give which would reasonably likely have a BGE Material Adverse Effect (the "BGE Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such BGE Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

                  (d)      Compliance.

                        (i) Except as set forth in Section 5.4(d) or 5.11 of the BGE Disclosure Schedule or as disclosed in the BGE SEC Reports (as defined in Section 5.5), neither BGE nor any of its subsidiaries nor, to the knowledge of BGE, any of its joint ventures, is in violation of or under investigation with respect to, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations that do not have, and, would not reasonably likely have, a BGE Material Adverse Effect.

                       (ii) Except as set forth in Section 5.4(d) or 5.11 of the BGE Disclosure Schedule, BGE, its subsidiaries and, to the knowledge of BGE, its joint ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their respective businesses as currently conducted, except those the failure to obtain which would not reasonably likely have a BGE Material Adverse Effect.

                  Section 5.5  Reports and Financial Statements.

                  (a) Since January 1, 1991, the filings required to be made by BGE and its subsidiaries under the Securities Act, the Exchange Act, applicable Maryland and Pennsylvania laws and regulations, the Power Act or the 1935 Act have been filed with the SEC, the Maryland Commission, the Pennsylvania Commission, the FERC or the Nuclear Regulatory Commission (the "NRC"), as required by each such law or regulation, including all forms, statements, reports, agreements and all documents, exhibits, amendments and supplements appertaining thereto, and complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder.

                  (b) BGE has made available to PEPCO a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by BGE with the SEC since January 1, 1992 (as such documents have since the time of their filing been amended, the "BGE SEC Reports").

                  (c) The BGE SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed, and any forms, reports or other documents filed by BGE with the SEC after the date hereof, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (d) The audited consolidated financial statements and unaudited interim financial statements of BGE included in the BGE SEC Reports (collectively, the "BGE Financial Statements") have been prepared, and will be prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q) and fairly present in all material respects the financial position of BGE as of the respective dates thereof or the results of operations and cash flows for the respective periods then ended, as the case may be, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments.


                  (e) True, accurate and complete copies of the Articles of Incorporation and Bylaws of BGE, as in effect on the date hereof, have been delivered to PEPCO.

                  Section 5.6 Absence of Certain Changes or Events; Absence of Undisclosed Liabilities.

                  (a) Except as set forth in the BGE SEC Reports or Section 5.6 of the BGE Disclosure Schedule, from December 31, 1994 through the date hereof each of BGE and each of its subsidiaries has conducted its business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists that would reasonably likely have, a BGE Material Adverse Effect.

                  (b) Neither BGE nor any of its subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated corporate balance sheet, except liabilities, obligations or contingencies that are accrued or reserved against in the consolidated financial statements of BGE or reflected in the notes thereto for the year ended December 31, 1994, or that were incurred after December 31, 1994, in the ordinary course of business and would not reasonably likely have a BGE Material Adverse Effect.

                  Section 5.7 Litigation. Except as set forth in the BGE SEC Reports or as set forth in Section 5.7 or 5.11 of the BGE Disclosure Schedule, there are no

                        (i) claims, suits, actions or proceedings, pending or, to the knowledge of BGE, threatened, nor are there, to the knowledge of BGE, any investigations or reviews pending or threatened against, relating to or affecting BGE or any of its subsidiaries or joint ventures,

                        (ii) judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to BGE or any of its subsidiaries or joint ventures, that would have, or would reasonably likely have, a BGE Material Adverse Effect.

                  Section 5.8  Registration Statement and Proxy Statement.

                   (a) None of the information supplied or to be supplied by or on behalf of BGE for inclusion or incorporation by reference in

                        (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and

                       (ii) the Joint Proxy Statement will, at the date mailed to the shareholders of BGE and PEPCO and, as the same may be amended or supplemented, at the times of the meetings of such shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (b) Each of the Registration Statement and the Joint Proxy Statement, as of such respective dates, will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

                  Section 5.9  Tax Matters.

                   (a) Except as set forth on Schedule 5.9(a) of the BGE Disclosure Schedule, BGE and each of its subsidiaries has

                        (i) filed all material Tax Returns required to be filed by it within the time and in the manner prescribed by law,

                       (ii) paid all Taxes that are shown on such Tax Returns as due and payable within the time and in the manner prescribed by law, and

                      (iii)   paid all Taxes otherwise required to be paid.

                   (b) Except as set forth on Schedule 5.9(b) of the BGE Disclosure Schedule, as of the date hereof,

                        (i)  there  are  no  claims,   assessments,   audits  or
         administrative or court proceedings pending against BGE or any of its subsidiaries for any alleged deficiency in

         Tax, and

                       (ii) none of BGE or any of its subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

                  (c) BGE has established adequate accruals for Taxes and for any liability for deferred Taxes in the BGE Financial Statements in accordance with GAAP.

                  Section 5.10      Employee Matters; ERISA.

                  (a) Benefit Plans. (i) Section 5.10(a) of the BGE Disclosure Schedule contains a true and complete list, as of the date hereof, of:

                           (A) each benefit plan, program, policy or arrangement
                  providing for pension, profit sharing, supplemental death and dismemberment, life and health insurance and benefits (including medical, dental and hospitalization), savings, bonus, deferred compensation, incentive compensation (including stock options, restricted stock, stock appreciation rights, performance units, dividend equivalents and each other plan, program, policy or arrangement under which shares of BGE Common Stock are required to be transferred or could be transferred), holiday, vacation, severance pay, sick pay, sick leave, short and long-term disability, tuition assistance and, relocation benefits plan which has been adopted, approved or implemented by BGE or any of its subsidiaries in writing covering a group or classification of current or former employees or directors of BGE (or any of its subsidiaries) or any group or classification of their dependents or beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including, but not limited to, any "employee benefit plan" within the meaning of ERISA ss. 3(3) (whether or not terminated, if BGE or any of its subsidiaries could have statutory or contractual liability with respect thereto on or after the date hereof) but not including any individual contract, award or agreement;

                           (B) each employment or severance contract  (including
                  any payment, right or benefit resulting from any transaction contemplated by this Agreement) and all stock options, restricted stock, performance units, stock appreciation rights or dividend equivalents, bonus or other contract for personal services and each other contract under which shares of BGE Common Stock are required to be transferred or could be transferred and the amount of such shares (in the aggregate) with or covering current or former officers or directors; and

                              (1) there  are no other  employment  or  severance
                           contracts covering current or former employees of BGE below the level of officer which have not been disclosed and made available to PEPCO with respect to which BGE or any of its subsidiaries are reasonably likely to have a BGE Material Adverse Effect; and

                             (2) with  respect to any  officer of BGE there have
                           been no awards of stock options, restricted stock, performance units, stock appreciation rights or dividend equivalents in respect of shares of BGE Common Stock subsequent to the most recent BGE proxy statement made outside of the ordinary course or inconsistent with past practice, and with respect to all employees of BGE below the level of officer there have been no awards of stock options, restricted stock, performance units, stock appreciation rights or dividend equivalents, with respect to shares of BGE Common Stock, which, in the aggregate, have been made outside of the ordinary course or inconsistent with past practice; and

                           (C) each "employee  pension benefit plan" (within the
                  meaning of ERISA ss. 3(2)) subject to Title IV of ERISA or the minimum funding requirements of ERISA ss. 302 (whether or not included in (A) above) maintained or contributed to by BGE or any entity required to be aggregated therewith pursuant to Code ss. 414(b) or (c) (a "BGE ERISA Affiliate") at any time during the six calendar year period immediately preceding the date hereof (collectively, the "BGE Pension Benefit Plans");

                       (ii) For purposes of this Agreement, "BGE Benefit Plan" shall mean each benefit plan, program, policy, contract and arrangement described in subsections (i)(A) and (B) above (whether or not terminated), if BGE or any of its subsidiaries could have statutory or contractual liability with respect thereto on or after the date hereof.

                      (iii) With respect to each BGE Benefit Plan and BGE Pension Benefit Plan, the source or sources of benefit payments under the plan (including, where applicable, the identity of any trust (whether or not a grantor trust), insurance contract, custodial account, agency agreement, or other arrangement that holds the assets of, or serves as a funding vehicle or source of benefits for such BGE Benefit Plan or BGE Pension Benefit Plan).

                  (b) Contributions. Except as set forth in Section 5.10(b) of the BGE Disclosure Schedule, all material contributions and other material payments required to have been made by BGE or any of its subsidiaries or any BGE ERISA Affiliate pursuant to any BGE Benefit Plan or BGE Pension Benefit Plan (or to any person pursuant to the terms thereof) have been timely made or the amount of such payment or contribution obligation has been reflected in the BGE Financial Statements.

                  (c) Qualification; Compliance. Except as set forth in Section 5.10(c) of the BGE Disclosure Schedule:

                        (i) Each BGE Benefit Plan and BGE Pension Benefit Plan that is intended to be "qualified" within the meaning of Code ss. 401(a) has been determined by the IRS to be so qualified, or application for such a determination has been made prior to the expiration of the applicable remedial amendment period and BGE agrees to make such plan amendments as the IRS may require in order to issue a favorable determination letter.

                        (ii) BGE and each of its subsidiaries are in compliance with, and each BGE Benefit Plan is and has been operated in compliance with all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code, except for violations that would not reasonably likely have a BGE Material Adverse Effect.

                        (iii) To the knowledge of BGE, no individual or entity has engaged in any transaction with respect to any BGE Benefit Plan as a result of which BGE or any of its subsidiaries could reasonably expect to be subject to liability pursuant to ERISA ss. 409 or ss. 502, or subject to an excise tax pursuant to Code ss. 4975 which would reasonably likely have a BGE Material Adverse Effect.

                       (iv)   To the knowledge of BGE,

                              (A) no BGE Benefit  Plan is subject to any ongoing
                  audit, investigation, or other administrative proceeding of the Internal Revenue Service, the Department of Labor, or any other federal, state, or local governmental entity, and

                              (B) no BGE  Benefit  Plan  is the  subject  of any
                  pending application for administrative relief under any voluntary compliance program of any governmental entity (including, without limitation, the Internal Revenue Service's Voluntary Compliance Resolution Program or Walk-in Closing Agreement Program, or the Department of Labor's Delinquent Filer Voluntary Compliance
                  Program).

                  (d) Liabilities. With respect to the BGE Pension Benefit Plans, individually and in the aggregate, no termination or partial termination of any BGE Pension Benefit Plan or other event has occurred, and, to the knowledge of BGE, there exists no condition or set of circumstances, that could subject BGE, any of its subsidiaries or any ERISA Affiliate to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to or under any such plan or to the PBGC), or under any indemnity agreement to which BGE, any of its subsidiaries or any BGE ERISA Affiliate is a party, excluding liability for benefit claims and funding obligations payable in the ordinary course and liability for PBGC insurance premiums payable in the ordinary course, which liability would reasonably likely have a BGE Material Adverse Effect.

                  (e) Welfare Plans. Except as set forth in Section 5.10(e) of the BGE Disclosure Schedule, no BGE Benefit Plan that is a "welfare plan" (within the meaning of ERISA ss. 3(1)) provides benefits for any retired or former employees (other than as required pursuant to ERISA ss. 601).

                  (f) Documents Made Available. BGE has made available to PEPCO a true and correct copy of each collective bargaining agreement to which BGE is a party or under which BGE has obligations and, with respect to each BGE Benefit Plan and each BGE Pension Benefit Plan (as of May 31, 1995), as applicable:

                        (i) the current plan document (including all amendments adopted since the most recent restatement) and its most recently prepared summary plan description and all summaries of material modifications prepared since the most recent summary plan description,

                        (ii) annual reports (IRS Form 5500 Series) including financial statements for the last three years,

                      (iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document),

                       (iv) the most recent IRS determination letter with respect to the qualified status under Code ss. 401(a) of such plan, and

                        (v) actuarial reports or valuations for the last three years.

To the extent  that  documents  referred  to in clauses  (i) through (v) of this
Section 5.10(f) have not been made available to PEPCO with respect to the period following May 31, 1995, no information that is disclosed in such documents (and that has not been disclosed previously in documents that have been made available to PEPCO) is reasonably likely to have a BGE Material Adverse Effect.

                  (g) Payments Resulting from Merger. Other than as set forth in
Section 5.10(g) of the BGE Disclosure Schedule, the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any

                        (i) payment (whether of severance pay or otherwise) becoming due from the Company or BGE or any of its subsidiaries to any current or former officer or director thereof or to the trustee under any "rabbi trust" or other funding arrangement,

                       (ii) benefit under any BGE Benefit Plan being established or becoming accelerated, vested or payable, except for a payment or benefit that would have been payable under the same terms and conditions without regard to the transactions contemplated by this Agreement, or

                    (iii) payment (whether of severance pay or otherwise) becoming due from the Company or BGE or any of its subsidiaries to any current or former employee of BGE below the level of officer which such payments aggregated for such employees and former employees as a group would reasonably likely have a BGE Material Adverse Effect.

                  (h) Funded Status of Plans. Except as set forth in Section 5.10(h) of the BGE Disclosure Schedule, each BGE Pension Benefit Plan has assets that, as of the date hereof, have a fair market value equal to or exceeding the present value of the accrued benefit obligations thereunder on a termination basis, as of the date hereof based on the actuarial methods, tables and assumptions theretofore utilized by such plan's actuary in preparing such plan's most recently prepared actuarial valuation report, except to the extent that applicable law would require the use of different actuarial assumptions if such plan was to be terminated as of the date hereof. No BGE Pension Benefit Plan has incurred any "accumulated funding deficiency" (within the meaning of ERISA ss.
302).

                  (i)      Multiemployer Plans.

                        (i) Except as set forth in Section 5.10(i) of the BGE Disclosure Schedule, no BGE Benefit Plan is or was a "multiemployer plan" (within the meaning of ERISA ss. 4001(a)(3)), a multiple employer plan described in Code ss. 413(c), or a "multiple employer welfare arrangement" (within the meaning of ERISA ss. 3(40)); and none of BGE, any subsidiary thereof or any BGE ERISA Affiliate has been obligated to contribute to, or otherwise has or has had any liability with respect to, any multiemployer plan, multiple employer plan, or multiple employer welfare arrangement.


                       (ii) With respect to any BGE Benefit Plan that is listed in Section 5.10(i) of the BGE Disclosure Schedule as a multiemployer plan, none of BGE, any subsidiary thereof or any PEPCO ERISA Affiliate has made or incurred a "complete withdrawal" or a "partial withdrawal," as such terms are defined in ERISA ss.ss. 4203 and 4205, therefrom at any time during the six calendar year period immediately preceding the date of this Agreement and the transactions contemplated by the Agreement will not, in and of themselves, give rise to such a "complete withdrawal" or "partial withdrawal."

                  (j) Modification or Termination of Plans. Except as set forth in Section 5.10(j) of the BGE Disclosure Schedule or as permitted under Section 6.9:

                        (i) neither BGE nor any subsidiary of BGE is subject to any legal, contractual, equitable or other obligation to establish as of any date any employee benefit plan of any nature, including (without limitation) any pension, profit sharing, welfare, post-retirement welfare, stock option, stock or cash award, non-qualified deferred compensation or executive compensation plan, policy or practice; and

                       (ii) the Company,  BGE or one or more of its subsidiaries
         or any BGE ERISA Affiliate have the right to, in any manner, and without the consent of any employee, beneficiary or dependent, employees' organization or other person, terminate, modify or amend any BGE Benefit Plan or BGE Pension Benefit Plan (or its participation in any such BGE Benefit Plan or BGE Pension Benefit Plan) at any time sponsored, maintained or contributed to by BGE or any of its subsidiaries or any BGE ERISA Affiliate, effective as of any date before, on or after the Effective Time except to the extent that any retroactive amendment would be prohibited by ERISA ss. 204(g) or would adversely affect a vested accrued benefit or a previously granted award under any such Plan not subject to ERISA ss. 204(g).

                  (k) Reportable Events; Claims. Except as set forth in Section 5.10(k) of the BGE Disclosure Schedule:

                        (i) no event constituting a "reportable event" (within the meaning of ERISA ss. 4043(c)), for which the 30-day notice requirement or penalty has not been waived by the PBGC has occurred with respect to any BGE Pension Benefit Plan, and

                       (ii) no liability, claim, action or litigation has been made, commenced or, to the knowledge of BGE, threatened, by or against BGE or any of its subsidiaries or any BGE ERISA Affiliate with respect to any BGE Benefit Plan or any BGE Pension Benefit Plan (other than for benefits or PBGC premiums payable in the ordinary course)

that would reasonably likely  have a BGE Material Adverse Effect.

                  (l) Labor Agreements. Except as set forth in the BGE SEC Reports or as set forth in Section 5.10(l) of the BGE Disclosure Schedule:

                        (i) neither BGE nor any of its subsidiaries is a party to any collective bargaining agreement or other current labor agreement with any labor union or organization. There is no current union representation question involving employees of BGE or any of its subsidiaries, nor does BGE or any of its subsidiaries know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees;

                        (ii) there is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure against BGE or any of its subsidiaries pending, or to the knowledge of BGE or any of its subsidiaries, threatened, that has, or would reasonably likely have, a BGE Material Adverse Effect;

                        (iii) there is no complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against BGE or any of its subsidiaries pending, or to the knowledge of BGE or any of its subsidiaries, threatened, that has, or would reasonably likely have, a BGE Material Adverse Effect;

                       (iv) there is no strike, dispute, slowdown, work stoppage or lockout pending, or to the knowledge of BGE or any of its subsidiaries, threatened, against or involving BGE or any of its subsidiaries that has or, would reasonably likely have, a BGE Material Adverse Effect;

                        (v) BGE and each of its subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance that does not have, and would not reasonably likely have, a BGE Material Adverse Effect; and

                       (vi) there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of BGE or any of its subsidiaries, threatened, in respect to which any current or former director, officer, employee or agent of BGE or any of its subsidiaries is or may be entitled to claim indemnification from BGE or any of its subsidiaries pursuant to their respective articles of incorporation or by-laws or as provided in the indemnification agreements listed on Section 5.10(l) of the BGE Disclosure Schedule that has, or would reasonably likely have, a BGE Material Adverse Effect.


                  Section 5.11  Environmental Protection.

                  (a)      Compliance.

                        (i) Except as set forth in Section 5.11(a) of the BGE Disclosure Schedule, each of BGE and each of its subsidiaries is in compliance with all applicable Environmental Laws, except where the failure to be so in compliance would not reasonably likely have a BGE Material Adverse Effect.

                       (ii) Except as set forth in Section 5.11(a) of the BGE Disclosure Schedule, neither BGE nor any of its subsidiaries has received any written communication from any person or Governmental Authority that alleges that BGE or any of its subsidiaries is not in compliance with applicable Environmental Laws, except where the failure to be so in compliance would not reasonably likely have a BGE Material Adverse Effect.

                  (b) Environmental Permits. Except as set forth in Section 5.11(b) of the BGE Disclosure Schedule, BGE and each of its subsidiaries has obtained or has applied for all

Environmental Permits necessary for the construction of their facilities and the conduct of their operations, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and BGE and its subsidiaries are in compliance with all terms and conditions of all such Environmental Permits and are not required to make any expenditure in order to obtain or renew any Environmental Permits, except where the failure to obtain or be in such compliance and the requirement to make such expenditures would not reasonably likely have a BGE Material Adverse Effect.

                  (c) Environmental Claims. Except as set forth in Section 5.11(c) of the BGE Disclosure Schedule, there is no Environmental Claim pending, or to the knowledge of BGE and its subsidiaries, threatened

                        (i) against BGE or any of its subsidiaries or joint ventures,

                        (ii) against any person or entity whose liability for any Environmental Claim BGE or any of its subsidiaries or joint ventures has or may have retained or assumed either contractually or by operation of law, or

                        (iii)   against  any  real  or   personal   property  or
         operations that BGE or any of its subsidiaries or joint ventures owns, leases or manages, in whole or in part,

that, if adversely determined, would reasonably likely have a BGE Material Adverse Effect.

                  (d) Releases. Except as set forth in Section 5.11(c) or 5.11(d) of the BGE Disclosure Schedule, BGE has no knowledge of any Release of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against BGE or any of its subsidiaries or joint ventures of BGE, or against any person or entity whose liability for any Environmental Claim BGE or any subsidiaries or joint ventures of BGE has or may have retained or assumed either contractually or by operation of law, except for Releases of Hazardous Materials the liability for which would not reasonably likely have a BGE Material Adverse Effect.

                  (e) Predecessors. Except as set forth in Section 5.11(e) of the BGE Disclosure Schedule, BGE has no knowledge, with respect to any predecessor of BGE or any subsidiary or joint venture of BGE, of any Environmental Claims pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claims that would have, or that BGE reasonably believes would reasonably likely have a BGE Material Adverse Effect.

                  (f) Disclosure. To BGE's knowledge, BGE has disclosed to PEPCO all material facts that BGE reasonably believes form the basis of a BGE Material Adverse Effect arising from

                        (i) the cost of pollution control equipment currently required or known to be required in the future,

                        (ii) current remediation costs or remediation costs known to be required in the future, or

                        (iii) any other environmental matter affecting BGE or its subsidiaries that would have, or that BGE reasonably believes would reasonably likely have a BGE Material Adverse Effect.

                  Section 5.12 Regulation as a Utility.

                  (a) BGE is a public utility holding company as defined in the 1935 Act exempt from all provisions of the 1935 Act except section 9(a)(2), by order of the SEC pursuant to section 3(a)(2) of the 1935 Act. BGE is regulated as a public utility in the State of Maryland and, to a limited extent, in the Commonwealth of Pennsylvania and in no other state.

                  (b) Except as set forth in Section 5.12 of the BGE Disclosure Schedule, no subsidiary company or affiliate of BGE is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or by any foreign country.

                  Section 5.13 Vote Required. The approval of the Merger by (i) two-thirds of all votes entitled to be cast by all holders of BGE Common Stock, voting separately as a class, (ii) two-thirds of all votes entitled to be cast by all holders of BGE Preferred Stock, voting separately as a class, (iii) two-thirds of all votes entitled to be cast by all holders of BGE Preference Stock, voting separately as a class, and (iv) two-thirds of all votes entitled to be cast by all holders of BGE Common Stock, BGE Preferred Stock, and BGE Preference Stock, voting together as a class (collectively, the "BGE Shareholders' Approvals") are the only votes of the holders of any class or series of the capital stock of BGE required to approve this Agreement, the Merger and the other transactions contemplated hereby.

                  Section 5.14 Accounting Matters. BGE has not, through the date hereof, taken or agreed to take any action that would prevent the Company from accounting for the business combination to be effected by the Merger as a pooling-of-interests in accordance with GAAP and applicable SEC regulations.

                  Section 5.15 Applicability of Certain Maryland Law. Assuming the accuracy of the representation by PEPCO set forth in Section 4.18, neither the control share acquisition provisions of Section 3-701 et seq. of the MGCA nor the business combination provisions of Section 3-602 et seq. of the MGCA or any similar provisions of the MGCA, the Articles of Incorporation or Bylaws of BGE are applicable to the transactions contemplated by this Agreement.

                  Section 5.16 Opinion of Financial Advisor. BGE has received the opinion of

Goldman, Sachs & Co., as of the date hereof, to the effect that, as of the date hereof, the BGE Ratio is fair to the holders of BGE Common Stock.

                  Section 5.17  Insurance.

                  (a) Except as set forth in Section 5.17 of the BGE Disclosure Schedule, each of BGE and each of its subsidiaries is, and has been continuously since January 1, 1990, insured in such amounts and against such risks and losses as are customary for companies conducting the respective businesses conducted by BGE and its subsidiaries during such time period.

                  (b) Except as set forth in Section 5.17 of the BGE Disclosure Schedule, neither BGE nor any of its subsidiaries has received any notice of cancelation or termination with respect to any material insurance policy thereof.

                  (c)  All   material   insurance   policies   of  BGE  and  its
subsidiaries are valid and enforceable policies.

                  Section 5.18 Ownership of PEPCO Common Stock. BGE does not "beneficially own" (as such term is defined in Rule 13d-3 under the Exchange
Act) any shares of PEPCO Common Stock.

                  Section 5.19 NRC Actions. Except as set forth in Section 5.19 of the BGE Disclosure Schedule, BGE is not in violation of, is not under investigation with respect to, has not been given notice of or been charged with actual or potential violation of, and is not the subject of any ongoing proceeding, inquiry, special inspection, diagnostic evaluation or other NRC action (including rulemakings of general application that may affect the conduct of BGE's business regarding the Calvert Cliffs Nuclear Power Plant) of which BGE has actual knowledge, under the Atomic Energy Act, any applicable regulations thereunder or the terms and conditions of any license granted to BGE regarding the Calvert Cliffs Nuclear Power Plant (collectively, "NRC Actions"), which NRC Actions would have, or BGE reasonably believes would reasonably likely have a BGE Material Adverse Effect.


                                  ARTICLE VI.

                     CONDUCT OF BUSINESS PENDING THE MERGER

                  Prior to the date hereof, each of PEPCO and BGE had delivered to the other a business plan (respectively, the "PEPCO Financial Plan" and the "BGE Financial Plan"). After the date hereof and prior to the Effective Time or earlier termination of this Agreement, each of BGE and PEPCO agrees, as to itself and its subsidiaries, to comply with the provisions of this Article VI. Notwithstanding the foregoing, Section 6.1 through Section 6.8 (inclusive except for Section 6.2(a)) shall not apply in the case of actions by PEPCO or BGE that are (i) in the case of PEPCO, contemplated by the PEPCO Financial Plan or consented to in writing by BGE, or (ii) in the case of BGE, contemplated by the BGE Financial Plan or consented to in writing by PEPCO.

                  Section 6.1 Ordinary Course of Business. Each of PEPCO and BGE shall, and shall cause its subsidiaries to, conduct their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to preserve their respective business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers, distributors and others having business dealings with them and, subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees.


                  Section 6.2 Dividends. Neither PEPCO nor BGE shall, nor shall either permit any of its subsidiaries to:

                  (a) declare or pay any dividends or make other distributions in respect of any of their capital stock other than to such party or its subsidiaries and other than

                        (i) stated dividends on their respective series of PEPCO Preferred Stock, BGE Preferred Stock and BGE Preference Stock and

                       (ii) regular quarterly dividends on PEPCO Common Stock with usual record and payment dates not, during any calendar year, in excess of dividends consistent with prior practice subject to increases that do not result in a dividend rate in excess of the indicated annual dividend rate agreed to by PEPCO and BGE for the Company following the Effective Time.

                  (b) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock; or

                  (c) redeem, repurchase or otherwise acquire any shares of their capital stock, other than

                        (i) redemptions, purchases or acquisitions required by the respective terms of any series of PEPCO Preferred Stock, BGE Preferred Stock or BGE Preference Stock,

                        (ii) in connection with refunding of PEPCO Preferred Stock, BGE Preferred Stock or BGE Preference Stock with preferred or preference stock or debt at a lower cost of funds,

                        (iii) intercompany acquisitions of capital stock, or

                        (iv) in connection with the administration of employee benefit and dividend reinvestment plans as in effect on the date hereof in the ordinary course of the operation of such plans.

                  Section  6.3  Issuance of  Securities.  Except as set forth on
Schedule 6.3 of the PEPCO Disclosure Schedule or the BGE Disclosure Schedule, neither PEPCO nor BGE shall, nor shall either permit any of its subsidiaries to, issue, agree to issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of their capital stock or any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities except for:

                  (a) the issuance of capital stock upon the conversion of convertible securities outstanding on the date hereof or permitted to be issued under the terms hereof,

                  (b) the issuance of common stock or other securities by BGE pursuant to the BGE Dividend Reinvestment and Stock Purchase Plan and the BGE Continuous Offering Program for Common Stock or by PEPCO pursuant to the plans listed on Schedule 6.3, in each case in the ordinary course of the operation of such programs or plans in accordance with their present terms, or

                  (c) issuances by a wholly owned subsidiary of its capital stock to a direct or indirect parent.

                  Section 6.4 Charter Documents.  Except as set forth in Section
6.4 of the PEPCO Disclosure Schedule or the BGE Disclosure Schedule or as required by law, neither PEPCO nor BGE shall amend or propose to amend its respective articles of incorporation or bylaws in any way adverse to the other party, except as contemplated herein and except to the extent that any document setting forth the terms of a series of preferred stock or preference stock permitted to be issued in accordance with this Article VI constitutes an amendment to the articles of incorporation.

                  Section  6.5 No  Acquisitions.  Except as set forth in Section
6.5 of the PEPCO Disclosure Schedule or the BGE Disclosure Schedule, neither PEPCO nor BGE shall, nor shall either permit any of its subsidiaries to, acquire, or publicly propose to acquire, or agree to acquire, by merger or consolidation, by purchase or otherwise, a substantial equity interest in or a substantial portion of the assets of any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, in each case that are material, in the aggregate, to such party and its subsidiaries taken as a whole, except for acquisitions by PEPCO and its subsidiaries on the one hand, and BGE and its subsidiaries on the other, within existing lines of business, of less than $30 million in the aggregate that are not set forth in Section 6.5 of the PEPCO Disclosure Schedule or Section 6.5 of the BGE Disclosure Schedule, respectively.

                  Section  6.6  Capital  Expenditures.  Except  as set  forth in
Section 6.6 of the PEPCO Disclosure Schedule or the BGE Disclosure Schedule or as required by law, neither

PEPCO nor BGE shall, nor shall either permit any of its subsidiaries to, make any capital expenditures, except for:

                  (a) capital expenditures to repair or replace facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance), or

                  (b) additional capital expenditures that in the aggregate do not exceed $75 million.

                  Section 6.7 No  Dispositions.  Except as set forth on Schedule
6.7 of the PEPCO Disclosure Schedule or the BGE Disclosure Schedule, neither PEPCO nor BGE shall, nor shall either permit any of its subsidiaries to, sell, lease, license, encumber or otherwise dispose of, assets that are material, in the aggregate, to such party and its subsidiaries taken as a whole, except for:

                  (a) dispositions not exceeding $10 million in the aggregate, in the case of PEPCO and its subsidiaries on the one hand, and BGE and its subsidiaries on the other hand, which dispositions do not have a PEPCO Material Adverse Effect or a BGE Material Adverse Effect, as the case may be,

                  (b) as may be required by law to consummate the transactions contemplated hereby, or

                  (c) in the ordinary course of business consistent with prior practice.

                  Section 6.8 Indebtedness. Except as set forth in Section 6.8 of the PEPCO Disclosure Schedule or the BGE Disclosure Schedule, no party shall, nor shall any party permit any of its subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed, including, without limitation, the issuance of debt securities), except for:

                  (a) short-term indebtedness in the ordinary course of business consistent with past practice,

                  (b) long-term indebtedness in connection with the refinancing of existing indebtedness either at its stated maturity or at a lower cost of funds,

                  (c) additional long-term indebtedness aggregating not more than $75 million in the case of PEPCO and its subsidiaries, on one hand, and in the case of BGE and its subsidiaries, on the other hand, or

                  (d) in connection with the refunding of PEPCO Preferred Stock, BGE Preferred Stock or BGE Preference Stock as permitted in Section 6.3.

                  Section  6.9  Compensation,  Benefits.  Except as set forth on
Schedule 6.9 of the PEPCO Disclosure Schedule or the BGE Disclosure Schedule, as may be required by applicable law or as contemplated by this Agreement, no party shall, nor shall any party permit any of its subsidiaries to, enter into, adopt or amend or increase the amount of or accelerate the payment or vesting of any benefit or amount payable under any employee benefit plan or any other contract, agreement, commitment, arrangement, plan or policy maintained by, contributed to or entered into by such party or any of its subsidiaries, or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of such party or any of its subsidiaries, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party or any of its subsidiaries, or enter into or amend any employment, severance, or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any director or officer or other employee other than in the ordinary course of business consistent with past practice.

                  Section 6.10 1935 Act. Except as required or contemplated by this Agreement: --------

                  (a) PEPCO shall not, nor shall PEPCO permit any of its subsidiaries to engage in any activities that cause it to become a "holding company" under the 1935 Act;

                  (b)  BGE  shall   not,   nor  shall  BGE  permit  any  of  its
subsidiaries to engage in any activities that cause it to lose its exemption from registration as a "holding company" under the 1935 Act; and

                  (c) no party shall, nor shall any party permit any of its subsidiaries to, engage in any activities that would require the approval of the SEC under Section 9(a)(2) of the 1935 Act for any of the transactions contemplated by this Agreement.

                  Section 6.11 Accounting. No party shall, nor shall any party permit any of its subsidiaries to, make any changes in its or their accounting methods, except as required by law, rule, regulation or GAAP.

                  Section 6.12 Pooling. No party shall, nor shall any party permit any of its subsidiaries to, take any actions that would, or would be reasonably likely to, prevent the Company from accounting for the business combination to be effected by the Merger as a pooling-of-interests in accordance with GAAP and applicable SEC regulations. If any impediments to accounting for the business combination as a pooling-of-interests are discovered at any time, the parties shall eliminate such impediments.

                  Section 6.13 Tax-Free Status. No party shall, nor shall any party permit any of its subsidiaries to, take any actions that would, or would be reasonably likely to, adversely affect the status of the Merger as a tax-free reorganization under Code ss. 368(a) (except as to shareholders of BGE or PEPCO who exercise dissenters' rights or who receive cash in lieu of fractional shares).

                  Section 6.14 Insurance. Each of PEPCO and BGE shall, and shall cause its respective subsidiaries to, maintain with financially responsible insurance companies (or through self-insurance not inconsistent with such party's past practice) insurance in such amounts and against such risks and losses as are customary for companies engaged in the electric and gas utility industry and such other businesses as conducted by such party and its subsidiaries and employing methods of generating electric power and fuel sources similar to those methods employed and fuels used by the respective party or such party's subsidiaries.

                  Section 6.15 Cooperation, Notification. Each of PEPCO and BGE shall and shall cause its subsidiaries (directly or acting through its parent company representative) to:

                  (a) confer on a regular and frequent basis with one or more representatives of the other party to discuss material operational matters and the general status of its ongoing operations,

                  (b) promptly notify the other party of any significant changes in its business, properties, assets, condition (financial or otherwise), prospects or results of operations,

                  (c) advise the other party of any change or event that has had or, to the knowledge of such party, would reasonably likely have a PEPCO Material Adverse Effect or a BGE Material Adverse Effect, and

                  (d) consult with each other prior to making any filings with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby, and promptly after each such filing provide the other with a copy thereof.

                  Section 6.16 Rate Matters. No party shall make any filing to change its or any of its utility subsidiaries' rates on file with any Governmental Authority that could have a material adverse effect on the benefits associated with the business combination provided herein.

                  Section 6.17 Third-Party Consents. Each of PEPCO and BGE shall, and shall cause its subsidiaries to, use all commercially reasonable efforts to obtain all PEPCO Required Consents or BGE Required Consents, as the case may be. Each party shall promptly notify the other party of any failure or prospective failure to obtain any such consents and, if requested by the other party, shall provide to the other party copies of all PEPCO Required Consents or BGE Required Consents, as the case may be, obtained by such party.

                  Section 6.18 Tax-Exempt Status. No party shall, nor shall any party permit any subsidiary to, take any action that would likely jeopardize the exclusion from gross income, for purposes of federal income taxation, of the interest on the outstanding revenue bonds issued for the benefit of PEPCO or BGE, as the case may be, which qualify on the date hereof under Code ss. 142(a) as "exempt facility bonds" or as tax-exempt industrial development bonds under Section 103(b)(4) of the Internal Revenue Code of 1954, as amended prior to the Tax Reform Act of 1986.

                  Section 6.19 Permits. Each of PEPCO and BGE shall use commercially reasonable efforts to maintain in effect all existing material permits pursuant to which such party operates.

                  Section 6.20 Certain Information Relating to Customers. Without limiting the application of the Confidentiality Agreement, dated February 15, 1995, between PEPCO and BGE (the "Confidentiality Agreement") no party shall, nor shall any party permit any of its subsidiaries to, use any Information (as defined in the Confidentiality Agreement) in connection with any solicitation, inquiry, proposal, arrangement, understanding or agreement with any person relating to the provision of electric or gas utility service by PEPCO or any of its subsidiaries, on the one hand, or BGE or any of its subsidiaries, on the other hand, to commercial and industrial customers in the service territory of the other party.


                                  ARTICLE VII.

                             ADDITIONAL AGREEMENTS

                  Section 7.1  Access to Information.

                  (a) Upon reasonable notice and during normal business hours, each of PEPCO and BGE shall, and shall cause its subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment banker, financial advisor and other representatives of the other (collectively, "Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, each shall, and shall cause its subsidiaries to, furnish promptly to the other:

                        (i) a copy of each report, schedule and other document filed by it or any of its subsidiaries with the SEC and any other document pertaining to the transactions contemplated hereby filed with any Governmental Authority that is not filed as an exhibit to an SEC filing or described in an SEC filing, and

                       (ii) all information concerning themselves, their subsidiaries, directors, officers and shareholders and such matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement.

                  (b) Without limiting the application of the Confidentiality Agreement, all documents and information furnished pursuant to Section 7.1(a) shall be subject to the Confidentiality Agreement.

                  Section 7.2  Joint Proxy Statement and Registration Statement.

                  (a)      Preparation and Filing.

                        (i) As promptly as reasonably practicable after the date
         hereof,   the  parties   shall  prepare  and  file  with  the  SEC  the
         Registration Statement and the Joint Proxy Statement (together the "Joint Proxy/Registration Statement").

                       (ii) The parties shall take such actions as may be reasonably required to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing.

                      (iii) The parties shall also take such action as may be reasonably required to cause the shares of Company Common Stock, Company Preferred Stock and Company Preference Stock issuable in connection with the Merger to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws; provided, however, that none of the Company, PEPCO or BGE shall be required to register or qualify as a foreign corporation or to take any other action that would subject it to general service of process in any jurisdiction in which it will not, following the Merger, be so subject.

                       (iv) Each of the parties shall furnish all information concerning itself that is required or customary for inclusion in the Joint Proxy/Registration Statement.

                        (v) No representation, covenant or agreement contained in this Agreement is made by any party hereto with respect to information supplied by any other party hereto for inclusion in the Joint Proxy/Registration Statement.

                       (vi) The Joint Proxy/Registration Statement shall comply as to form in all material respects with the Securities Act, the Exchange Act and the rules and regulations thereunder.

                      (vii) The parties shall take such action as may be reasonably required to cause the shares of Company Common Stock to be approved for listing on the NYSE; and, unless PEPCO and BGE shall otherwise agree, to cause shares of the respective series of Company Preferred Stock and Company Preference Stock issued in the Merger to be approved for listing on the national and international securities exchanges, if any, on which the respective series of PEPCO Preferred Stock, BGE Preferred Stock and BGE Preference Stock convertible into such series in the Merger are presently listed, and, in each case, to cause such shares to be approved for listing on such other national and international securities exchanges as the parties may select upon official notice of issuance.

                  (b) Letter of BGE's Accountants. Following receipt by Coopers & Lybrand, L.L.P., BGE's independent auditors, of an appropriate request from PEPCO pursuant to SAS No. 72, BGE shall use best efforts to cause to be delivered to the Company and PEPCO a letter of Coopers & Lybrand, L.L.P., dated a date within two business days before the effective date of the Registration Statement, and addressed to the Company and PEPCO, in form and substance reasonably satisfactory to the Company and PEPCO and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Joint Proxy/Registration Statement.

                  (c) Letter of PEPCO's Accountants. Following receipt by Price Waterhouse, L.L.P., PEPCO's independent auditors, of an appropriate request from BGE pursuant to SAS No. 72, PEPCO shall use best efforts to cause to be delivered to the Company and BGE a letter of Price Waterhouse, L.L.P., dated a date within two business days before the effective date of the Registration Statement, and addressed to the Company and BGE, in form and substance reasonably satisfactory to the Company and BGE and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Joint Proxy/Registration Statement.

                  (d) Fairness Opinions. It shall be a condition to the mailing of the Joint Proxy Statement to the shareholders of PEPCO and BGE that

                        (i) BGE shall have received an opinion from Goldman, Sachs & Co., dated as of the date of the Joint Proxy Statement, to the effect that, as of the date thereof the BGE Ratio is fair to the holders of BGE Common Stock, and

                       (ii) PEPCO shall have received an opinion from Barr Devlin & Co. Incorporated, dated the date of the Joint Proxy Statement, to the effect that, as of the date thereof, the PEPCO Ratio is fair from a financial point of view to the holders of PEPCO Common Stock.

                  Section 7.3  Regulatory Matters.

                  (a) HSR Filings. Each party hereto shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed by their respective "ultimate parent" companies under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby, and shall respond promptly to any requests for additional information made by either of such agencies.

                  (b)      Other Regulatory Approvals.

                        (i) Each party hereto shall cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities and all other persons necessary or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, the BGE Required Statutory Approvals and the PEPCO Required Statutory Approvals.

                       (ii) PEPCO shall have the right to review and approve in advance all characterizations of the information relating to PEPCO, on the one hand, and BGE shall have the right to review and approve in advance all characterizations of the information relating to BGE, on the other hand, in either case, which appear in any filing made in connection with the transactions contemplated by this Agreement or the Merger.

                      (iii) BGE and PEPCO shall each consult with the other with respect to the obtaining of all such necessary or advisable permits, consents, approvals and authorizations of Governmental Authorities.

                  Section 7.4  Shareholder Approvals.

                  (a) Approval of PEPCO Shareholders. PEPCO shall, as promptly as reasonably practicable after the date hereof

                        (i) take all steps reasonably necessary to duly call, give notice of, convene and hold special meetings of its shareholders (the "PEPCO Special Meetings") for the purpose of securing the PEPCO Shareholders' Approvals,

                        (ii) distribute to its shareholders the Joint Proxy Statement in accordance with applicable federal and state law and its Articles of Incorporation and Bylaws,

                        (iii) recommend to its shareholders the approval of the Merger, this Agreement and the transactions contemplated hereby, and

                        (iv) cooperate and consult with BGE with respect to each of the foregoing matters, provided, that nothing contained in this
         Section 7.4(a) shall require the Board of Directors of PEPCO to take any action or refrain from taking any action that such Board determines in good faith with written advice of counsel could reasonably be expected to result in a breach of its fiduciary duties under applicable law.

                  (b) Approval of BGE Shareholders. BGE shall, as promptly as reasonably practicable after the date hereof

                        (i) take all steps reasonably necessary to duly call, give notice of, convene and hold special meetings of its shareholders (the "BGE Special Meetings") for the purpose of securing the BGE Shareholders' Approvals,

                        (ii) distribute to its shareholders the Joint Proxy Statement in accordance with applicable federal and state law and its Articles of Incorporation and Bylaws,

                        (iii) recommend to its shareholders the approval of the Merger, this Agreement and the transactions contemplated hereby, and

                        (iv) cooperate and consult with PEPCO with respect to each of the foregoing matters,

provided that nothing contained in this Section 7.4(b) shall require the Board of Directors of BGE to take any action or refrain from taking any action that such Board determines in good faith with written advice of counsel could reasonably be expected to result in a breach of its fiduciary duties under applicable law.

                  (c) Meeting Date. The BGE Special Meetings and the PEPCO Special Meetings shall be held on the same day unless otherwise agreed by BGE and PEPCO.

                  (d) Fairness Opinions Not Withdrawn. It shall be a condition to the obligation of PEPCO to hold the PEPCO Special Meetings that the opinion of Barr Devlin & Co. Incorporated referred to in Section 7.2(d)(i) shall not have been withdrawn, and it shall be a condition to the obligation of BGE to hold the BGE Special Meetings that the opinion of Goldman, Sachs & Co. referred to in Section 7.2(d)(ii) shall not have been withdrawn.

                  Section 7.5  Directors' and Officers' Indemnification.

                  (a)      Indemnification.

                        (i) To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, the Company shall, to the fullest extent not prohibited by applicable law, indemnify, defend and hold harmless the present and former directors, officers and employees of the parties hereto and their respective subsidiaries (each an "Indemnified Party" and, collectively, the "Indemnified Parties") against

                              (A) all  losses,  expenses  (including  reasonable
                  attorneys' fees and expenses), claims, damages, costs, liabilities, judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation (collectively, "Indemnified Liabilities") (x) based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of such party or any subsidiary thereof, and (y) pertaining to any matter existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, and

                              (B) all Indemnified  Liabilities based in whole or
                  in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby,

         provided, however, that the Company shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

                       (ii) In the event of any such loss, expense, claim, damage, cost, liability, judgment or settlement (whether or not arising before the Effective Time),

                              (A) the Company shall pay the reasonable  fees and
                  expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company, promptly after statements therefor are received, and otherwise advance to the Indemnified Parties upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by applicable law,

                              (B) the Company shall  cooperate in the defense of
                  any such matter, and

                              (C) any  determination  required  to be made  with
                  respect to whether an Indemnified Party's conduct complies with the standards under applicable law or as set forth in the Company's Articles of Incorporation or Bylaws shall be made by independent counsel mutually acceptable to the Company and the Indemnified Party, provided, however, that the Company shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

                      (iii) The Indemnified Parties as a group may retain only one law firm (other than local counsel) with respect to each related matter except to the extent there is, in the sole opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties, in which case each Indemnified Party with a conflicting position on a significant issue shall be entitled to separate counsel.

                  (b) Insurance. For a period of six (6) years after the Effective Time, the Company shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by BGE and PEPCO; provided that the Company may substitute therefor policies of at least the same coverage containing terms that are no less advantageous with respect to matters occurring prior to the Effective Time to the extent such liability insurance can be maintained annually at a cost to the Company not greater than 200 percent of the current aggregate annual premiums for the policies currently maintained by BGE and PEPCO for their directors' and officers' liability insurance; provided, further, that if such insurance cannot be so maintained or obtained at such cost, the Company shall maintain or obtain as much of such insurance for each of BGE and PEPCO as can be so maintained or obtained at a cost equal to 200 percent of the respective current annual premiums of each of BGE and PEPCO for their directors' and officers' liability insurance.

                  (c) Successors. In the event the Company or any of its successors or assigns

                        (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or

                        (ii)   transfers  all  or   substantially   all  of  its
         properties and assets to any person,

then and in either such case, proper provision shall be made so that the successors and assigns of the Company shall assume the obligations set forth in this Section 7.5.

                  (d) Survival of Indemnification. To the fullest extent not prohibited by law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of BGE, PEPCO and their respective subsidiaries with respect to their activities as such prior to the Effective Time, as provided in their respective Articles of Incorporation or Bylaws in effect on the date of such activities or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time.

                  (e) The provisions of this Section 7.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

                  Section 7.6  Disclosure Schedules.

                  (a)      On or before the date of this Agreement,

                        (i) PEPCO shall deliver to BGE a schedule (the "PEPCO Disclosure Schedule"), which shall be accompanied by a certificate signed by the chief financial officer of PEPCO stating the Disclosure
         Schedule is being delivered pursuant to this Section 7.6(a)(i) and

                       (ii) BGE shall deliver to PEPCO a schedule (the "BGE Disclosure Schedule"), which shall be accompanied by a certificate signed by the chief financial officer of BGE stating the BGE Disclosure
         Schedule is being delivered pursuant to this Section 7.6(a)(ii).

                  (b) The Disclosure Schedules shall constitute an integral part of this Agreement and shall modify or otherwise affect the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules.

                  (c) Any and all statements, representations warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date of this Agreement.

                  (d) The PEPCO Disclosure Schedule and the BGE Disclosure Schedule are collectively referred to herein as the "Disclosure Schedules".

                  (e) Without limiting the application of the Confidentiality Agreement, the parties shall use their best efforts to keep the Disclosure Schedules confidential.

                  Section 7.7 Public Announcements. BGE and PEPCO shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement prior to consultation with the other party, however, each party recognizes the other party's obligations imposed by law or any applicable national securities exchange, and will endeavor to accommodate such obligations.

                  Section 7.8 Rule 145 Affiliates. PEPCO shall identify in a letter to BGE, and BGE shall identify in a letter to PEPCO, all persons who are, at the Closing Date, "affiliates" of PEPCO and BGE, respectively, as such term is used in Rule 145 under the Securities Act. PEPCO and BGE shall use their respective best efforts to cause their respective affiliates to deliver to the Company on or prior to the Closing Date a written agreement as described in
Section 8.2(f) and Section 8.3(f), respectively.

                  Section 7.9 Assumption of PEPCO and BGE Agreements and Arrangements.

                  (a) The Company shall assume at the Effective Time each of the individual employment agreements and arrangements of PEPCO and BGE in effect on the Closing Date (or as amended in accordance with or as permitted by this Agreement), subject to the right of the Company to thereafter amend, modify, suspend, revoke or terminate such agreements and arrangements consistent with the terms thereof and applicable law.

                  (b) PEPCO  and BGE shall  consult  with  each  other  prior to entering into, or amending, any individual employment or severance agreements after the date hereof as contemplated or permitted in accordance with Section
6.9. Each of PEPCO and BGE shall promptly furnish to the other, upon reasonable request by the other, detailed information, together with underlying documentation, with respect to all such existing or proposed individual employment or severance agreements or amendments thereto.

         Section 7.10  Incentive, Stock and Other Plans.

                  With respect to each of the plans and programs of PEPCO and BGE identified in Section 6.3 of the PEPCO and BGE Disclosure Schedules that the parties later determine shall survive the Closing and each other employee benefit plan, program or arrangement of the Company under which the delivery of PEPCO Common Stock, BGE Common Stock or Company Common Stock, as the case may be, is required to be used for purposes of the payment of benefits, grant of awards or exercise of options (each a "Stock Plan"),

                              (i) BGE and PEPCO shall take such action as may be
                  necessary so that, after the Effective Time, such Stock Plan shall provide for the issuance only of Company Common Stock, and

                              (ii) the Company shall

                                    (A) take all corporate  action  necessary or
                         appropriate to obtain shareholder approval with respect to such Stock Plan to the extent such approval is required for purposes of the Code or other applicable law, or, to the extent the Company deems it desirable, to enable such Stock Plan to comply with Rule 16b-3 promulgated under the Exchange Act,

                                    (B)  reserve for  issuance  under such Stock
                         Plan or otherwise provide a sufficient number of shares of Company Common Stock for delivery upon payment of benefits, grants of awards or exercise of options under such Stock Plan and

                                    (C)  as  soon  as   practicable   after  the
                         Effective Time, file one or more registration statements under the Securities Act with respect to the shares of Company Common Stock subject to such Stock Plan to the extent such filing is required under applicable law and use its best efforts to maintain the effectiveness of such registration statement(s) (and the current status of the prospectuses contained therein or related thereto) so long as such benefits, grants or awards remain payable or such options remain outstanding, as the case may be.

                  Section 7.11  No Solicitations.

                  (a) No party hereto shall, and each such party shall cause its subsidiaries not to, shall not permit any of its Representatives to, and shall use its best efforts to cause such persons not to, directly or indirectly, initiate, solicit or encourage, or take any action to facilitate the making of any offer or proposal that constitutes or is reasonably likely to lead to any Takeover Proposal (as defined below), or, in the event of any unsolicited Takeover Proposal, engage in negotiations or provide any confidential information or data to any person relating to any Takeover Proposal.

                  (b) PEPCO and BGE shall notify the other orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it) within 24 hours of the receipt thereof and shall give the other ten days' advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal.

                  (c) Each party hereto shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any other persons conducted heretofore with respect to any Takeover Proposal.

                  (d) Notwithstanding anything in this Section 7.11 to the contrary, unless the BGE Shareholders' Approvals and the PEPCO Shareholders' Approvals have all been obtained, PEPCO or BGE may, to the extent that the Board of Directors of such party determines in good faith with the written advice of outside counsel that a failure to do so could reasonably be expected to result in a breach of its fiduciary duties under applicable law, participate in discussions or negotiations with, furnish information to, and afford access to the properties, books and records of such party and its subsidiaries to any person in connection with a possible Takeover Proposal with respect to such party by such person.

                  (e) As used in this Section 7.11, "Takeover Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving PEPCO, BGE or any of their respective material subsidiaries, or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, PEPCO, BGE or any of their respective material subsidiaries, other than pursuant to the transactions contemplated by this Agreement.


                  Section 7.12  Company Board of Directors.

                  (a) BGE's and PEPCO's Boards of Directors shall take such action as may be necessary to cause the number of directors comprising the full Board of Directors of the Company (the "Company Board") at the Effective Time to be 16 persons, consisting of Mr. Edward F. Mitchell, Mr. John M. Derrick, Jr., Mr. Christian H. Poindexter, Mr. Edward A. Crooke, seven persons designated by BGE prior to the Effective Time and five persons designated by PEPCO prior to the Effective Time; provided, however, that if, prior to the Effective Time, any of such designees shall decline or be unable to serve, the party that designated such person shall designate another person to serve in such person's stead.

                  (b) The initial designation of directors among the three classes of the Company Board shall be allocated among PEPCO and BGE designees as set forth on Exhibit 7.12.

                  (c) The initial Company Board committees and committee memberships shall be determined by the Company Board; provided that (i) there shall be six committees; (ii) three committees shall be chaired by a designee of the PEPCO Board; (iii) three committees shall be chaired by a designee of the BGE Board; (iv) there shall be a Committee on Management

(responsible for nominating, compensation and major organizational changes) which shall be chaired by a designee of the BGE Board; and (v) there shall be an Executive Committee (responsible for certain financing matters) which shall be chaired by Mr. Edward F. Mitchell.

                  (d) From the Effective Time until two years after the Closing Date, a vote of sixty six and two-thirds percent (66 2/3%) of the members of the Company Board shall be required to approve a change in the Company's name or the location of its headquarters or principal executive offices, to amend the employment contracts identified in Section 7.14 or otherwise change any of the titles or functions of the particular individuals referred to in Section 7.13 as set forth in such employment contracts as in effect at the Effective Time, to change any of the committee matters provided in Section 7.12(c) or to amend any bylaw provisions corresponding to the provisions of this Section 7.12(d) adopted pursuant to Section 1.4.

                  Section 7.13  Company Officers.

                  (a) From the Effective Time until one year after the Closing Date, Mr. Edward F. Mitchell shall serve as Chairman of the Board. Mr. Christian
H. Poindexter shall serve as Chairman beginning at the earlier of one year from the Closing Date or when Mr. Edward F. Mitchell is not available to serve as Chairman. In addition, Mr. Christian H. Poindexter will be Chief Executive Officer from the Effective Time. If Mr. Christian H. Poindexter is not available at the Effective Time to serve as Chief Executive Officer, the then Chief Executive Officer of BGE shall serve as Chief Executive Officer of the Company, subject to confirmation by a majority of the members of the Company Board.

                  (b) From the Effective Time Mr. John M. Derrick, Jr. shall serve as President and Chief Operating Officer of the Company, and Mr. Edward A. Crooke will serve as Vice Chairman. If Mr. John M. Derrick, Jr. is not available at the Effective Time to serve as President and Chief Operating Officer of the Company, the then President of PEPCO shall serve as President and Chief Operating Officer of the Company, subject to confirmation by a majority of the members of the Company Board.

                  (c) The provisions of this Section 7.13 are subject to the fiduciary duties of the Company Board and to the specific terms of the employment contracts referred to in Section 7.14, and the duties and responsibilities attributable to the positions referred to in this Section 7.13 shall be as set forth in such contracts.

                  Section 7.14  Employment Contracts.

                  The Company shall, as of or prior to the Effective Time, enter into employment contracts in the forms set forth in Exhibit 7.14.1, Exhibit 7.14.2, Exhibit 7.14.3 and Exhibit 7.14.4.

                  Section 7.15  Corporate Offices and Name.

                  (a) As soon as reasonably possible after the Effective Time, the corporate headquarters and principal executive offices of the Company shall be located in the Annapolis, Maryland area, and the Company shall maintain significant operations in the District of Columbia and Baltimore, Maryland.

                  (b) At the Effective Time, the Company's name shall be as agreed upon by the BGE Board of Directors and the PEPCO Board of Directors prior to the Effective Time.

                  Section 7.16  Transition Management.

                  (a) As promptly as practicable after the date hereof, BGE and PEPCO shall create a special transition management task force (the "Task Force") that shall be comprised of representatives from each of the primary business functions of each company and headed by Mr. Edward A. Crooke (or an individual designated by him) and Mr. John M. Derrick, Jr. (or an individual designated by him).

                  (b) The functions of the Task Force shall include (i) to serve as a conduit for the flow of information and documents between the companies and their subsidiaries as contemplated by Section 6.15, (ii) to review and evaluate proposed exceptions to the restrictions on the conduct of business pending the Merger set forth in Article VI, (iii) development of regulatory plans and proposals, corporate organizational and management plans, workforce combination proposals, and such other matters as they deem appropriate, and (iv) to evaluate and recommend the manner in which best to organize and manage the business of the Company after the Effective Time. A consent by either PEPCO or BGE to an exception to the restrictions set forth in Article VI shall be effective only if set forth in a writing that describes in reasonable detail the actions proposed to be taken and that is signed by Mr. Edward A. Crooke (or his designee) or Mr. John M. Derrick, Jr. (or his designee), as the case may be.

                  (c) From time to time, the Task Force shall report its findings to Mr. Christian H. Poindexter and Mr. Edward F. Mitchell, each of whom shall report on such matters as they deem appropriate to their respective board of directors. After the date hereof and prior to the Effective Time, Mr. Edward
F. Mitchell shall frequently attend meetings of BGE's Board of Directors and Mr. Christian H. Poindexter shall frequently attend meetings of PEPCO's Board of Directors as appropriate in consultation with each other.

                  (d) In connection with their responsibilities as co-heads of the Task Force, Messrs. John M. Derrick, Jr., and Edward A. Crooke shall together recommend to Messrs. Christian H. Poindexter and Edward F. Mitchell organizational matters and candidates to serve as the officers of the Company who are not otherwise designated by this Agreement. All such organizational matters and appointment of officers shall be subject to final approval by a majority of the members of the Board of Directors of the Company, upon the recommendation of Mr. Christian H. Poindexter.

                  Section 7.17 Expenses. Subject to Section 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Joint Proxy/Registration Statement, as well as the filing fee relating thereto, shall be shared equally by BGE, on the one hand, and PEPCO, on the other.

                  Section 7.18  Covenant to Satisfy Conditions.

                  (a) Each of PEPCO and BGE shall take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on it with respect to this Agreement.

                  (b) Subject to the terms and conditions hereof, and taking into account the circumstances and giving due weight to the materiality of the matter involved or the action required, PEPCO and BGE shall each use its best efforts to take or cause to be taken all actions, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated hereby (subject to the votes of its shareholders described in Sections 4.13 and 5.13, respectively), including fully cooperating with the other in obtaining the PEPCO Required Statutory Approvals, the BGE Required Statutory Approvals and all other approvals and authorizations of any Governmental Authorities necessary or advisable to consummate the transactions contemplated hereby.

                  (c) In connection therewith, PEPCO and BGE agree that teams consisting of members from both PEPCO and BGE will be designated to prepare the regulatory filings listed below with the leaders of each team as noted:

                  FERC                                       PEPCO

                  NRC                                        BGE

                  1933 Act, 1934 Act, and
                  Blue Sky filing                            BGE

                  1935 Act, if any                           PEPCO

                  the Maryland Commission and                BGE
                  the Pennsylvania Commission

                  the D.C. Commission and                    PEPCO
                  the Virginia Commission

                                 ARTICLE VIII.

                                   CONDITIONS

                  Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to Section 9.5:

                  (a) Shareholder Approvals. The PEPCO Shareholders' Approvals and the BGE Shareholders' Approvals shall have been obtained.

                  (b) No Injunction. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Merger shall have been issued and continuing in effect, and the Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

                  (c) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

                  (d) Listing of Shares. The shares of Company Common Stock issuable in the Merger pursuant to Article II shall have been approved for listing on the NYSE upon official notice of issuance.

                  (e) Pooling. Each of BGE and PEPCO shall have received a letter of its independent public accountants, dated the Closing Date, in form and substance reasonably satisfactory to PEPCO and BGE, respectively, stating that the Merger will qualify as a pooling-of-interests transaction under GAAP and applicable SEC regulations.

                  (f) Statutory Approvals. The BGE Required Statutory Approvals and the PEPCO Required Statutory Approvals shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders (as hereinafter defined), and no Final Order shall impose terms or conditions that would have, or would be reasonably likely to have, a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), prospects or results of operations of the Company (a "Company Material Adverse Effect"). A "Final Order" means action by the relevant regulatory authority that has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied, and as to which all opportunities for rehearing are exhausted (whether or not any appeal thereof is pending).

                  (g) Virginia Incorporation. The Company shall have become validly existing as a domestic corporation of the Commonwealth of Virginia.

                  Section 8.2 Conditions to Obligation of PEPCO to Effect the Merger. The obligation of PEPCO to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by PEPCO in writing pursuant to Section 9.5:

                  (a) Performance of Obligations of BGE. BGE shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement required to be performed by it at or prior to the Effective Time.

                  (b) Closing Certificates. PEPCO shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of BGE, dated the Closing Date, to the effect that, to each such officer's knowledge, the conditions set forth in Section 8.2(a) have been satisfied.

                  (c) BGE Material Adverse Effect. No BGE Material Adverse Effect shall have occurred and there shall exist no fact or circumstance that would have, or would be reasonably likely to have, a BGE Material Adverse Effect.

                  (d) Tax Opinion. PEPCO shall have received an opinion of counsel, in form and substance satisfactory to PEPCO, dated the Closing Date, which opinion may be based on appropriate representations of BGE, PEPCO and the Company, in form and substance reasonably satisfactory to such counsel, to the effect that the Merger will be a tax-free reorganization under Code ss. 368(a) and that PEPCO, the Company and the shareholders of PEPCO who exchange their shares solely for stock of the Company will recognize no gain or loss for federal income tax purposes as a result of the consummation of the Merger.

                  (e) BGE Required Consents. The BGE Required Consents shall have been obtained, except those that in the aggregate would not result in and would not reasonably likely result in a Company Material Adverse Effect.

                  (f) Affiliate Certificates. The Company shall have received written agreement dated the Closing Date from each person who is an affiliate of BGE to the effect that:

                        (i) such person has no present plan or intention to transfer, sell or otherwise dispose of any Company Common Stock such person may receive as a result of the Merger;

                       (ii) until such time as financial results covering at least thirty (30) days of post-closing combined operations of PEPCO, BGE and the Company have been published, such person shall not sell such Company Common Stock in any transaction, private or public, or in any other way reduce such person's risk relative to any Company

         Common Stock that such person receives as a result of the Merger, except to the extent permitted pursuant to SAB No. 76;

                      (iii) any future disposition by such person of any Company Common Stock such person receives as the result of the Merger will be accomplished in accordance with Rule 145(d) under the Securities Act; and

                       (iv) such person agrees that appropriate legends shall be placed upon the certificates evidencing ownership of the Company Common Stock that such person receives as a result of the Merger.

                  Section 8.3 Conditions to Obligation of BGE to Effect the Merger. The obligation of BGE to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by BGE in writing pursuant to Section 9.5:

                  (a) Performance of Obligations of PEPCO. PEPCO shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement required to be performed by it at or prior to the Effective Time.

                  (b) Closing Certificates. BGE shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of PEPCO, dated the Closing Date, to the effect that, to each such officer's knowledge, the conditions set forth in Section 8.3(a) have been satisfied.

                  (c) PEPCO Material Adverse Effect. No PEPCO Material Adverse Effect shall have occurred and there shall exist no fact or circumstance that would have, or would be reasonably likely to have, a PEPCO Material Adverse Effect.

                  (d) Tax Opinion. BGE shall have received an opinion of counsel, in form and substance satisfactory to BGE, dated the Closing Date, which opinion may be based on appropriate representations of BGE, PEPCO and the Company, in form and substance reasonably satisfactory to such counsel, to the effect that the Merger will be a tax-free reorganization under Code ss. 368(a) and that BGE, the Company and the shareholders of BGE who exchange their shares solely for stock of the Company will recognize no gain or loss for federal income tax purposes as a result of the consummation of the Merger.

                  (e) PEPCO Required Consents. The PEPCO Required Consents shall have been obtained except those that in the aggregate would not result in and would not reasonably likely result in a Company Material Adverse Effect.

                  (f) Affiliate Certificates. The Company shall have received a written agreement dated the Closing Date from each person who is an affiliate of PEPCO to the effect that:

                        (i) such person has no present plan or intention to transfer, sell or otherwise dispose of any Company Common Stock such person may receive as a result of the Merger;

                       (ii) until such time as financial results covering at least thirty (30) days of post-closing combined operations of PEPCO, BGE and the Company have been published, such person shall not sell such Company Common Stock in any transaction, private or public, or in any other way reduce such person's risk relative to any Company Common Stock that such person receives as a result of the Merger, except to the extent permitted pursuant to SAB No. 76;

                      (iii) any future disposition by such person of any Company Common Stock such person receives as the result of the Merger will be accomplished in accordance with Rule 145(d) under the Securities Act; and

                       (iv) such person agrees that appropriate legends shall be placed upon the certificates evidencing ownership of the Company Common Stock that such person receives as a result of the Merger.


                                  ARTICLE IX.

                       TERMINATION, AMENDMENT AND WAIVER

                  Section 9.1 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Closing Date, whether before or after approval by the shareholders of the respective parties hereto contemplated by this Agreement:

                  (a) by mutual written consent of the Boards of Directors of BGE and PEPCO;

                  (b) by PEPCO or BGE, by written notice to the other, if the Effective Time shall not have occurred on or before March 31, 1997; provided, however, that such date shall automatically be changed to March 31, 1998 if, on March 31, 1997:

                        (i) the condition set forth in Section 8.1(f) has not been satisfied or waived;

                        (ii) the other conditions to the consummation of the transactions contemplated hereby are then capable of being satisfied; and

                        (iii) any approvals required by Section 8.1(f) that have not yet been obtained are being pursued with diligence; provided, further, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the termination date;

                  (c) by PEPCO or BGE, by written notice to the other party if the BGE Shareholders' Approvals shall not have been obtained at a duly held BGE Special Meetings, including any adjournments thereof, or the PEPCO Shareholders' Approvals shall not have been obtained at duly held PEPCO Special Meetings, including any adjournments thereof;

                  (d) by PEPCO or BGE, if any state or federal law, order, rule or regulation is adopted or issued, that has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger, or by PEPCO or BGE, if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable;

                  (e) by PEPCO, upon two days' prior notice to BGE, if, as a result of a tender offer or any written offer or proposal with respect to a merger, sale of a material portion of its assets or other business combination (each, a "Business Combination"), in each case by a party other than BGE or any of its affiliates, the Board of Directors of PEPCO determines in good faith that the fiduciary obligations of such directors under applicable law require that such tender offer or other written offer or proposal be accepted; provided, however, that

                        (i) the Board of Directors of PEPCO shall have been advised in writing by outside counsel that, notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties, such fiduciary duties would also require the directors to reconsider such commitment as a result of such tender offer or such written offer or proposal, and

                       (ii) prior to any such termination, PEPCO shall, and shall cause its respective financial and legal advisors to, negotiate with BGE to make such adjustments in the terms and conditions of this Agreement as would enable PEPCO to proceed with the transactions contemplated herein;

                  (f) by BGE, upon two days' prior notice to PEPCO, if, as a result of a tender offer or any written offer or proposal with respect to a Business Combination, in each case by a party other than PEPCO or any of its affiliates, the Board of Directors of BGE determines in good faith that the fiduciary obligations of such directors under applicable law require that such tender offer or other written offer or proposal be accepted; provided, however, that

                        (i) the Board of Directors of BGE shall have been advised in writing by outside counsel that, notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties, such fiduciary duties would also require the directors to reconsider such commitment as a result of such tender offer or such written offer or proposal, and

                       (ii) prior to any such termination, BGE shall, and shall cause its respective financial and legal advisors to, negotiate with PEPCO to make such adjustments in the terms and conditions of this Agreement as would enable BGE to proceed with the transactions contemplated herein;

                  (g)      by PEPCO, by written notice to BGE, if

                        (i) there shall have been any material breach of any material representation or warranty, or any material breach of any covenant or agreement, of BGE hereunder, and such breach shall not have been remedied within twenty days after receipt by BGE of notice in writing from PEPCO, specifying the nature of such breach and requesting that it be remedied, or

                       (ii) the Board of Directors of BGE shall withdraw or modify in any manner materially adverse to PEPCO its approval or recommendation of this Agreement or the Merger or resolve to take such action; or

                  (h)      by BGE, by written notice to PEPCO, if

                        (i) there shall have been any material breach of any material representation or warranty, or any material breach of any covenant or agreement, of PEPCO hereunder, and such breach shall not have been remedied within twenty days after receipt by PEPCO of notice in writing from BGE, specifying the nature of such breach and requesting that it be remedied, or

                       (ii) the Board of Directors of PEPCO shall withdraw or modify in any manner materially adverse to BGE its approval or recommendation of this Agreement or the Merger or resolve to take such action.

                  Section 9.2 Effect of Termination. In the event of termination of this Agreement by either BGE or PEPCO pursuant to Section 9.1, there shall be no liability on the part of either BGE or PEPCO or their respective officers or directors hereunder, except that

                        (i)  Section  6.20,  Section  7.1(b),   Section  7.6(e),
         Section 7.18, Section 9.3 and Section 10.2 shall survive and

                       (ii) no such termination shall relieve any party from liability by reason of any willful breach of any representation, warranty or covenant contained in this Agreement.

                  Section 9.3  Termination Damages.

                  (a) Damages Payable upon Termination for Breach. If this Agreement is terminated pursuant to Section 9.1(g)(i) or Section 9.1(h)(i) (breach of representation, warranty, covenant or agreement), then the breaching party shall promptly (but not later than five business days after receipt of notice that the amount is due from the other party) pay to the other party, as liquidated damages, $10 million in cash in respect of out-of-pocket expenses and fees incurred by the other party, including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement (collectively, "Out-of-Pocket Expenses").

                  (b) Damages Payable In Certain Other Events. If this Agreement

                        (i)   is terminated

                              (A) pursuant to Section  9.1(e) or Section  9.1(f)
                  (fiduciary out),

                              (B) pursuant to Section 9.1(c)  (failure to obtain
                  shareholder approval), following a failure of the shareholders of PEPCO or BGE to grant the necessary approvals described in
                  Section 4.13 or Section 5.13, as the case may be (a "Shareholder Disapproval"),

                              (C) as a result of a  material  breach of  Section
                  7.4 (approval of shareholders), or

                              (D) pursuant to Section 9.1(g)(ii) or Section 9.1(h)(ii) (board withdrawal or modification of approval or recommendation),

                              and

                       (ii) with respect to any termination referred to in clause (i)(A), (B) or (C) above, at the time of such termination (or, in the case of any termination following a Shareholder Disapproval, prior to the shareholder meeting at which such Shareholder Disapproval occurred), there shall have been a third-party tender offer for shares of, or a third-party offer or proposal with respect to a Business Combination involving, PEPCO or BGE (as the case may be, the "Target Party") or the affiliates thereof which, at the time of such termination (or of the meeting of the Target Party's shareholders, as the case may be) shall not have been (x) rejected by the Target Party and its Board of Directors and (y) withdrawn by the third-party, then the Target Party shall pay the other party a termination fee equal to $75 million in cash and $10 million in cash in respect of Out-of-Pocket Expenses.

                  (c)      Expenses.

                        (i) The parties agree that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty.

                       (ii) If one party fails to promptly pay to the other any amounts due under this Section 9.3, such defaulting party shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. in effect from time to time from the date such fee was required to be paid.

                  (d) Limitation of Fees. Notwithstanding anything herein to the contrary, the aggregate amount payable by BGE and its affiliates pursuant to
Section 9.3(a), Section 9.3(b) and the terms of the BGE Stock Option Agreement shall not exceed $125 million and the aggregate amount payable by PEPCO and its affiliates pursuant to Section 9.3(a), Section 9.3(b) and the terms of the PEPCO Stock Option Agreement shall not exceed $125 million. For purposes of this
Section 9.3(d), the amount payable pursuant to the terms of the PEPCO Option or the BGE Option, as the case may be, shall be the amount paid pursuant to Sections 7(a)(i) and 7(a)(ii) thereof.

                  Section 9.4  Amendment.

                  (a) This Agreement may be amended by parties hereto pursuant to action of their respective Boards of Directors, at any time before or after approval hereof by the shareholders of BGE and PEPCO and prior to the Effective Time, but after such approvals, no such amendment shall

                        (i) alter or change the amount or kind of shares, to be received or exchanged for or on conversion of any class or series of capital stock of either corporation as provided under Article II,

                       (ii) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially and adversely affect the rights of holders of BGE Common Stock, BGE Preferred Stock, BGE Preference Stock, PEPCO Common Stock or PEPCO Preferred Stock, or

                      (iii) alter or change any term of the Articles of Incorporation of the Company, except for alterations or changes that could otherwise be adopted by the Board of Directors of the Company, without the further approval of such shareholders, as applicable.

                  (b) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  Section 9.5  Waiver.

                  (a) At any time prior to the Effective Time, the parties hereto may

                        (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,

                        (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and

                        (iii) waive compliance with any of the agreements or conditions contained herein.

                  (b) Any agreement on the part of a party hereto to any such extension or wavier shall be valid only if set forth in an instrument in writing signed by a duly authorized officer of such party.


                                   ARTICLE X.

                               GENERAL PROVISIONS

                  Section 10.1 Non-Survival of Representations, Warranties, Covenants and Agreements. All representations, warranties, covenants and agreements in this Agreement shall not survive the Merger, except the covenants and agreements contained in this Section 10.1 and in Article II, Section 7.1(b) (Access to Information), Section 7.5 (Directors' and Officers Indemnification),
Section 7.6(e) (Disclosure Schedules), Section 7.10 (Incentive, Stock and Other Plans), Section 7.12 (Company Board of Directors), Section 7.13 (Company Officers), Section 7.14 (Employment Contracts), Section 7.15 (Corporate Offices and Name), Section 9.3 (Termination Damages) and Section 10.7 (Parties In Interest), each of which shall survive in accordance with its terms.

                  Section 10.2  Brokers.

                  (a) BGE represents and warrants that, except for Goldman, Sachs & Co., its investment banking firm, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of BGE.

                  (b) PEPCO represents and warrants that, except for Barr Devlin & Co. Incorporated, its investment banking firm, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of PEPCO.

                  Section 10.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) if delivered personally, or (b) if sent by overnight courier service (receipt confirmed in writing), or (c) if delivered by facsimile transmission (with receipt confirmed), or (d) five days after being mailed by registered or certified mall (return receipt requested) to the parties, in each case to the following addresses (or at such other address for a party as shall be specified by like notice):

                        (i) If to BGE, two copies, one each to:

                     By Mail:             P.O. Box 1475
                                          Baltimore, MD  21203

                     By Hand:             Liberty and Lexington Streets
                                          Baltimore, MD  21201

                     Attention:           Charles W. Shivery
                                          Vice President and CFO
                                          Fax:  (410) 234-5690

                                          David A. Brune, Esq.
                                          General Counsel
                                          Fax:  (410) 234-5513

                     with a copy to:

                                          Winthrop, Stimson, Putnam & Roberts
                                          One Battery Park Plaza
                                          New York, New York  10004-1490

                     Attention:           Stephen R. Rusmisel, Esq.
                                          Fax:  (212) 858-1500


                        (ii) If to PEPCO, to:

                     By Mail              1900 Pennsylvania Avenue, NW
                     and Hand:            Washington, DC  20063


                     Attention:           Dennis R. Wraase
                                          Senior Vice President-Finance and
                                          Accounting
                                          Fax: (202) 331-6314

                                          William T. Torgerson
                                          Senior Vice President-Law &
                                          Governmental Relations,

                                          General Counsel and Secretary
                                          Fax:  (202) 331-6314
                     with a copy to:

                                          LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                                          125 West 55th Street
                                          New York, New York  10019

                     Attention:           Douglas W. Hawes, Esq.
                                          Fax:  (212) 424-8500

                     and a copy to:

                                          Covington & Burling
                                          1201 Pennsylvania Avenue, N.W.
                                          Washington, D.C.  20044

                     Attention:           George B. Reid, Jr., Esq.
                                          Fax:  (202) 662-6291

                  Section 10.4  Miscellaneous.

                  (a) This Agreement (including the documents and instruments referred to herein):

                        (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement;

                        (ii) shall not be assigned by operation of law or otherwise; and

                        (iii) shall be governed by and construed in accordance with the laws of the State of Maryland applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of laws statutes, rules or principles.

                  (b) (i) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                       (ii) The parties hereto shall negotiate in good faith to replace any provision of this Agreement so held invalid or unenforceable with a valid provision that is as similar as possible in substance to the invalid or unenforceable provision.

                  Section 10.5  Interpretation.

                  (a) When reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article, Section or Exhibit of this Agreement, as the case may be, unless otherwise indicated.

                  (b) The table of contents and headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of this Agreement.

                  (c) Whenever the words "include", "includes", or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  (d) Whenever "or" is used in this Agreement it shall be construed in the nonexclusive sense.

                  Section 10.6 Counterparts; Effect. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  Section 10.7  Parties in Interest.

                  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for rights of Indemnified Parties and their heirs and representatives as set forth in Section 7.5, nothing in this Agreement, express or implied, is intended to confer upon any person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

                  Section 10.8  Specific Performance.

                  (a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.

                  (b) It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  Section 10.9 Further Assurances. Each party hereto shall execute such further documents and instruments and take such further actions as may reasonably be requested by any other party hereto in order to consummate the Merger in accordance with the terms hereof.

                  IN WITNESS WHEREOF, BGE, PEPCO and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                           BALTIMORE GAS AND ELECTRIC COMPANY


                                           /s/ CHRISTIAN H. POINDEXTER
                                           ---------------------------------
                                           Christian H. Poindexter
                                           Chairman of the Board and
                                             Chief Executive Officer


                                           POTOMAC ELECTRIC POWER COMPANY


                                           /s/ EDWARD F. MITCHELL
                                           ---------------------------------
                                           Edward F. Mitchell
                                           Chairman of the Board and
                                             Chief Executive Officer


                                            RH ACQUISITION CORP.


                                            /s/ STEPHEN R. RUSMISEL
                                            --------------------------------
                                            Stephen R. Rusmisel
                                            Director

EXHIBIT 1.3

                  As of the Effective Time, the Articles of Incorporation of the Company shall provide:

                  (a) that the corporate name shall be as determined in accordance with Section 7.15(b);

                  (b) that the Company Class A Preferred Stock and the Company Class B Preferred Stock are pari passu in respect of dividends and other distribution and in liquidation;

                  (c) that the Company Class A Preferred Stock and the Company Class B Preferred Stock are senior to the Company Preference Stock, and the Company Preference Stock is senior to the Company Common Stock, in each case, in respect of dividends and other distributions and in liquidation;

                  (d) that Company Class A Preferred Stock and the Company Class B Preferred Stock have the rights and privileges set forth in Section 2.1(e) and 2.1(g), respectively, of the Agreement;

                  (e) that the Board of Directors of the Company is classified in accordance with provisions of Section
                           7.12 of the Agreement;

                  (f) such other provisions as are required by law and such provisions as may be agreed upon by PEPCO and BGE; and

                  (g)      for indemnification of directors and officers.

EXHIBIT 1.4

                  As of the Effective Time, the Bylaws of the Company shall include such provisions as are required by law, the supermajority provisions set forth in Section 7.12(d) of the Agreement, the provisions on committee matters provided for in Section 7.12(c) of the Agreement, and such other provisions as shall be agreed upon by PEPCO and BGE.

EXHIBIT 7.12





                              Classes of Directors


Class 3                        Class 2                   Class 1
(three year term)              (two year term)           (one year term)
- -----------------              ---------------           ---------------

Mr. Christian H. Poindexter    Mr. Edward F. Mitchell    3 BGE Directors

Mr. Edward A. Crooke           3 BGE Directors

Mr. John M. Derrick, Jr.

One BGE Director               1 PEPCO Director          2 PEPCO Directors

Two PEPCO Directors

                               AGREEMENT AND PLAN
                                   OF MERGER
                                  by and among
                      BALTIMORE GAS AND ELECTRIC COMPANY,
                        POTOMAC ELECTRIC POWER COMPANY,
                                      and
                              RH ACQUISITION CORP.
                         Dated as of September 22, 1995

                               TABLE OF CONTENTS

                                                                            Page


                                   ARTICLE I.

                                   THE MERGER

Section 1.1  The Merger......................................................  2
Section 1.2  Effective Time of the Merger....................................  2
Section 1.3  Articles of Incorporation.......................................  2
Section 1.4  Bylaws..........................................................  2
Section 1.5  Effects of Merger...............................................  2


                                  ARTICLE II.

                              CONVERSION OF SHARES

Section 2.1  Effect of Merger on Capital Stock...............................  2
Section 2.2  Dissenting Shares...............................................  6
Section 2.3  Exchange of Certificates........................................  6


                                  ARTICLE III.

                                  THE CLOSING

Section 3.1  Closing.........................................................  9


                                  ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF PEPCO

Section 4.1  Organization and Qualification..................................  9
Section 4.2  Subsidiaries.................................................... 10
Section 4.3  Capitalization.................................................. 11
Section 4.4  Authority; Non-Contravention; Statutory Approvals; Compliance... 11
Section 4.5  Reports and Financial Statements................................ 13
Section 4.6  Absence of Certain Changes or Events; Absence of
                  Undisclosed Liabilities.................................... 14
Section 4.7  Litigation...................................................... 15

Section 4.8  Registration Statement and Proxy Statement...................... 15
Section 4.9  Tax Matters..................................................... 16
Section 4.10      Employee Matters; ERISA.................................... 17
Section 4.11  Environmental Protection....................................... 23
Section 4.12  Regulation as a Utility........................................ 26
Section 4.13  Vote Required.................................................. 26
Section 4.14  Accounting Matters............................................. 26
Section 4.15  Applicability of Certain Virginia Law.......................... 26
Section 4.16  Opinion of Financial Advisor................................... 27
Section 4.17  Insurance...................................................... 27
Section 4.18  Ownership of BGE Common Stock.................................. 27


                                   ARTICLE V.

                     REPRESENTATIONS AND WARRANTIES OF BGE

Section 5.1  Organization and Qualification.................................. 27
Section 5.2  Subsidiaries.................................................... 28
Section 5.3  Capitalization.................................................. 28
Section 5.4  Authority; Non-Contravention; Statutory Approvals; Compliance... 29
Section 5.5  Reports and Financial Statements................................ 31
Section 5.6  Absence of Certain Changes or Events; Absence of
                  Undisclosed Liabilities.................................... 31
Section 5.7  Litigation...................................................... 32
Section 5.8  Registration Statement and Proxy Statement...................... 32
Section 5.9  Tax Matters..................................................... 33
Section 5.10      Employee Matters; ERISA.................................... 33
Section 5.11  Environmental Protection....................................... 39
Section 5.12  Regulation as a Utility........................................ 41
Section 5.13  Vote Required.................................................. 41
Section 5.14  Accounting Matters............................................. 41
Section 5.15  Applicability of Certain Maryland Law.......................... 41
Section 5.16  Opinion of Financial Advisor................................... 41
Section 5.17  Insurance...................................................... 42
Section 5.18  Ownership of PEPCO Common Stock................................ 42
Section 5.19  NRC Actions.................................................... 42


                                  ARTICLE VI.

                     CONDUCT OF BUSINESS PENDING THE MERGER

Section 6.1  Ordinary Course of Business..................................... 43
Section 6.2  Dividends....................................................... 43
Section 6.3  Issuance of Securities.......................................... 44
Section 6.4  Charter Documents............................................... 44

Section 6.5  No Acquisitions................................................. 44
Section 6.6  Capital Expenditures............................................ 44
Section 6.7  No Dispositions................................................. 45
Section 6.8  Indebtedness.................................................... 45
Section 6.9  Compensation, Benefits.......................................... 45
Section 6.10  1935 Act....................................................... 46
Section 6.11  Accounting..................................................... 46
Section 6.12  Pooling........................................................ 46
Section 6.13  Tax-Free Status................................................ 46
Section 6.14  Insurance...................................................... 47
Section 6.15  Cooperation, Notification...................................... 47
Section 6.16  Rate Matters................................................... 47
Section 6.17  Third-Party Consents........................................... 47
Section 6.18  Tax-Exempt Status.............................................. 47
Section 6.19  Permits........................................................ 48
Section 6.20  Certain Information Relating to Customers...................... 48


                                  ARTICLE VII.

                             ADDITIONAL AGREEMENTS

Section 7.1  Access to Information........................................... 48
Section 7.2  Joint Proxy Statement and Registration Statement................ 49
Section 7.3  Regulatory Matters.............................................. 50
Section 7.4  Shareholder Approvals........................................... 51
Section 7.5  Directors' and Officers' Indemnification........................ 52
Section 7.6  Disclosure Schedules............................................ 54
Section 7.7  Public Announcements............................................ 55
Section 7.8  Rule 145 Affiliates............................................. 55
Section 7.10  Incentive, Stock and Other Plans............................... 55
Section 7.11  No Solicitations............................................... 56
Section 7.12  Company Board of Directors..................................... 57
Section 7.13  Company Officers............................................... 58
Section 7.14  Employment Contracts........................................... 58
Section 7.15  Corporate Offices and Name..................................... 59
Section 7.16  Transition Management.......................................... 59
Section 7.17  Expenses....................................................... 60
Section 7.18  Covenant to Satisfy Conditions................................. 60

                                 ARTICLE VIII.

                                   CONDITIONS

Section 8.1  Conditions to Each Party's Obligation to Effect the Merger...... 61
Section 8.2  Conditions to Obligation of PEPCO to Effect the Merger.......... 62
Section 8.3  Conditions to Obligation of BGE to Effect the Merger............ 63


                                  ARTICLE IX.

                       TERMINATION, AMENDMENT AND WAIVER

Section 9.1  Termination..................................................... 64
Section 9.2  Effect of Termination........................................... 66
Section 9.3  Termination Damages............................................. 66
Section 9.4  Amendment....................................................... 68
Section 9.5  Waiver.......................................................... 68


                                   ARTICLE X.

                               GENERAL PROVISIONS

Section 10.1  Non-Survival of Representations, Warranties, Covenants
                   and Agreements............................................ 69
Section 10.2  Brokers........................................................ 69
Section 10.3  Notices........................................................ 69
Section 10.4  Miscellaneous.................................................. 71
Section 10.5  Interpretation................................................. 72
Section 10.6  Counterparts; Effect........................................... 72
Section 10.8  Specific Performance........................................... 72
Section 10.9  Further Assurances............................................. 72